EXHIBIT 4


	AMENDED AND RESTATED
	CREDIT AGREEMENT

	AMONG


	VWR CORPORATION,
	VWR SCIENTIFIC OF CANADA LTD.,
	SCIENTIFIC HOLDINGS CORP.,
	and
	VWR SCIENTIFIC INTERNATIONAL CORPORATION
	("Borrowers")

	AND

	CORESTATES BANK, N.A.,
	for itself and as Agent,
	SEATTLE-FIRST NATIONAL BANK,
	BANK OF AMERICA CANADA,
	and
	PNC BANK, NATIONAL ASSOCIATION
	("Banks")


	October 27, 1994









AMENDED AND RESTATED
CREDIT AGREEMENT
----------------


		THIS AMENDED AND RESTATED CREDIT AGREEMENT is made this 27th day of October, 1994 by and among VWR CORPORATION, a Pennsylvania corporation with offices at 1310 Goshen Parkway, West Chester, PA 19380 ("VWR"), VWR
SCIENTIFIC OF CANADA LTD., an Ontario corporation with offices at 175 Hanson Street, Toronto, Ontario M4C 1A7, Canada ("VWR Canada"), SCIENTIFIC HOLDINGS CORP., a Delaware corporation with offices at 300 Delaware Avenue, Suite 519, Wilmington, DE 19801 ("Scientific Holdings") and VWR SCIENTIFIC INTERNATIONAL CORPORATION, a Barbados corporation with offices at Ernst & Young Building,
Bay Street, St. Michael, Barbados ("VWR International") (VWR, VWR Canada, Scientific Holdings, and VWR International each individually a "Borrower," and individually and collectively, "Borrowers"); CORESTATES BANK, N.A., a national banking association with offices at Broad and Chestnut Streets, Philadelphia, PA 19101-7618 ("CoreStates"), SEATTLE-FIRST NATIONAL BANK, a national banking association with offices at 701 Fifth Ave., 12th Floor, Seattle, WA 98104 ("Seafirst"), BANK OF AMERICA CANADA, a Canadian chartered bank with offices at 1055 Dunsmuir Street, Suite 574, Four Bentall Centre,
P.O. Box 49295, Vancouver, British Columbia V7X 1L3, Canada ("BOA Canada") and PNC BANK, NATIONAL ASSOCIATION, a national banking association with offices at Broad and Chestnut Streets, Philadelphia, PA 19110 ("PNC") (CoreStates, Seafirst and PNC each individually a "U.S. Bank," and individually and collectively, "U.S. Banks"; U.S. Banks and BOA Canada each individually a
"Bank" and individually and collectively, "Banks"); and CoreStates as Agent for the Banks ("Agent").

W I T N E S S E T H:
- - - - - - - - - -

		WHEREAS, Borrowers and U.S. Banks are parties to that certain Credit Agreement dated December 20, 1993, as amended (as amended, the "Existing Credit Agreement") pursuant to which U.S. Banks agreed to lend to Borrowers an aggregate amount not to exceed Eighty-Five Million Dollars ($85,000,000) outstanding at any time on a revolving credit basis, reducing to Seventy-Five Million Dollars ($75,000,000) as of December 1, 1994; and

		WHEREAS, the Existing Credit Agreement is being amended and restated and replaced in its entirety by this Agreement, pursuant to which (A) U.S. Banks agree on a several basis, subject to the terms and conditions hereof, to lend to Borrowers on a joint and several basis a term loan in the amount of Twenty Million Dollars ($20,000,000) and a revolving credit facility of up to Eighty Million Dollars ($80,000,000) outstanding at any time reduced by the amount of any Canadian Dollar Advances as provided in (B) below, and





(B) BOA Canada agrees, subject to the terms and conditions hereof, to lend to Borrowers a revolving credit facility in Canadian Dollars in an aggregate principal amount not to exceed Sixteen Million Dollars ($16,000,000) U.S. Dollar Equivalent (as defined herein), to finance the Canlab Acquisition (as defined below) and for working capital and general corporate purposes; and

		WHEREAS, this Agreement amends and restates in its entirety the Existing Credit Agreement, provided, that this Agreement shall not constitute a novation and shall not be deemed to have extinguished or discharged the indebtedness and obligations of the Borrowers under the Existing Credit Agreement, or any collateral security therefor, all of which shall continue under and be governed by this Agreement, the Collateral Security Documents (as defined herein) and the other documents and agreements executed in connection herewith; and

		WHEREAS, CoreStates has extended certain letters of credit and U.S. Banks may in the future extend additional letters of credit for the benefit of Borrowers, and Borrowers and Banks have agreed that the liabilities of Borrowers under such letters of credit shall be secured under the Collateral Security Documents pari passu with the indebtedness hereunder, as set forth herein and in the Collateral Security Documents.

		NOW, THEREFORE, in consideration of the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS
-----------

		1.1. Definitions. When used in this Agreement, the following terms shall have the respective meanings set forth below. Certain terms relating to interest rates are defined in Paragraph 2.6 and shall have the respective meanings set forth therein.

		"Advance" means a borrowing under the Revolving Credit Commitment or the Canadian Commitment.

		"Advance Request Form" means the certificate in the form attached hereto as Exhibit A to be delivered by Borrowers to Agent as a condition of each Advance.

		"Affiliate" of any Person means: (i) any Person who directly or indirectly owns, controls or holds five percent (5%) or more of the outstanding beneficial interest in such Person; (ii) any entity of which five percent (5%) or more of the outstanding beneficial interest is directly or indirectly owned, controlled, or held by such Person; (iii) any entity which directly or indirectly is under common control with such Person; or (iv) any officer, director, partner or employee of such Person or of any entity that is an Affiliate of such Person.
		"Agent" means CoreStates in its capacity as agent for the Banks hereunder, and its successors and assigns in such capacity.

		"Agreement" means this Amended and Restated Credit Agreement and all exhibits and schedules hereto, as each may be amended, modified or supplemented from time to time.

		"Bank" means individually, and "Banks" means individually and collectively, CoreStates, Seafirst, BOA Canada and PNC, and their respective successors and assigns.

		"BOA Canada" means Bank of America Canada, a Canadian chartered bank.

		"Borrower" means individually, and "Borrowers" means individually and collectively, VWR, VWR Canada, Scientific Holdings and VWR International, together with such additional entities as may become parties hereto pursuant to Paragraph 6.5(iv) hereof.

		"Borrowing Base" means, as of any date of calculation, (i) the sum of (A) eighty-five percent (85%) of Eligible Receivables of VWR and its Consolidated Subsidiaries, plus (B) fifty percent (50%) of Eligible Inventory of VWR and its Consolidated Subsidiaries less (ii) the aggregate amount available to be drawn under all outstanding Permitted L/Cs and all unreimbursed draws on account of any Permitted L/Cs.

		"Business Day" means any day not a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania.

		"Canada Business Day" means any Business Day on which banks in Toronto and Vancouver, Canada are open for business.

		"Canadian Dollar Advance" means an Advance made by BOA Canada in Canadian Dollars (CAN$) under the Canadian Dollar Commitment.

		"Canadian Dollar Commitment" means the maximum principal amount which BOA Canada has agreed to advance under Paragraph 2.1(b) hereof, being on the date hereof Sixteen Million Dollars ($16,000,000) U.S. Dollar Equivalent, as may be reduced from time to time pursuant to Paragraph 2.8 hereof.

		"Canadian Dollar Loan" means the aggregate principal balance of indebtedness advanced under the Canadian Dollar Commitment, together with all interest accrued thereon and all fees, premiums and expenses in connection therewith. The amount of the Canadian Dollar Loan for purposes of any covenant, condition or obligation hereunder shall be deemed to be the U.S. Dollar Equivalent thereof, except where the context expressly otherwise requires.

		"Canadian Dollar Note" means the Canadian Dollar Note in the form of Exhibit C attached hereto evidencing Borrowers' indebtedness to BOA Canada under the Canadian Dollar Loan, as may be amended, modified, extended or restated from time to time.

		"Canlab Acquisition" means the acquisition of the assets constituting the Canlab division of Baxter International Inc. pursuant to the Canlab Acquisition Agreements.

		"Canlab Acquisition Agreements" means that certain Asset Purchase Agreement dated September 6, 1994 among VWR, VWR Canada, Baxter Corporation and Baxter World Trade Corporation, and the other documents and agreements entered into in connection therewith.

		"Capital Leases" means capital leases and subleases, as defined in Statement 13 of the Financial Accounting Standards Board dated November 1976, as amended and updated from time to time.

 		"Code" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations in effect from time to time thereunder.

		"Collateral Security Documents" means the security agreement, hypothecation agreement, assignments of book debts and other documents required to be executed and delivered by Borrowers in favor of Agent pursuant to Paragraph 4.1(b) hereof, as the same may be amended, modified or restated from time to time.

		"Commitments" means, individually and collectively, the Revolving Credit Commitment and the Canadian Dollar Commitment.

		"Consolidated Cash Flow Ratio" means for VWR and its Consolidated Subsidiaries, as of the date of determination, with respect to the four most recently-ended fiscal quarters, the ratio of: (a) earnings before interest and taxes plus depreciation and amortization, to (b) interest expense, in each case as defined in accordance with GAAP.

		"Consolidated Current Ratio" means for VWR and its Consolidated Subsidiaries, as of the date of determination, the ratio of Current Assets to Current Liabilities.






		"Consolidated Fixed Charge Coverage Ratio" means for VWR and its Consolidated Subsidiaries, as of the date of determination, for any period, the ratio of: (a) the sum of earnings before interest expense and taxes plus depreciation and amortization, less capital expenditures, dividends and tax expense for such period, to (b) the current portion of long term debt plus interest expense, in each case as defined in accordance with GAAP.

		"Consolidated Subsidiary" means individually and "Consolidated Subsidiaries" means individually and collectively, all Subsidiaries whether now existing or hereafter created or acquired whose financial results or position are consolidated with VWR in its regular financial statements or for federal income tax purposes.

		"Consolidated Tangible Net Worth" means, as of the date of determination, Tangible Net Worth of VWR and its Consolidated Subsidiaries.

		"Consolidated Total Liabilities" means, as of the date of determination, Total Liabilities for VWR and its Consolidated Subsidiaries.

		"Consolidated Total Liabilities to Tangible Net Worth Ratio" means for VWR and its Consolidated Subsidiaries, as of the date of determination, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net
Worth.

		"Consolidated Working Capital" means, as of the date of determination, Current Assets minus Current Liabilities.

		"CoreStates" means CoreStates Bank, N.A., a national banking association.

		"Current Assets" means all assets of VWR and its Consolidated Subsidiaries which should be properly classified as current assets in accordance with GAAP; provided, that short term investments shall be valued at cost or market, whichever is lower.

		"Current Liabilities" means all indebtedness of VWR and its Consolidated Subsidiaries maturing on demand or within a period of one (1) year from the date of determination and which should be properly classified as current liabilities in accordance with GAAP.

		"Default" means an event, condition or circumstance the occurrence of which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

		"Dollars" and "$" mean United States dollars, except when preceded by the word "Canadian" or the abbreviation "CAN."






		"Eligible Inventory" means as of any date of determination thereof, all inventory of VWR and its Consolidated Subsidiaries at the lower of cost or market value, on a first-in first-out basis in accordance with GAAP, excluding any mark up paid by a Borrower in connection with inventory purchased from another Borrower, less the following (determined without duplication): (a) all inventory in which Banks do not have a valid and enforceable first priority security interest, subject to no other liens (other than for taxes not yet due and payable); (b) inventory on consignment to any party, and (c) inventory classified by Borrowers as "slow-moving" or "obsolete."

		"Eligible Receivables" means, as of any date of determination thereof, the aggregate of all trade receivables of VWR and its Consolidated Subsidiaries, less the following (determined without duplication):

			(a)	any receivable not payable in United States or
Canadian Dollars;

			(b)	any receivable which, at the date of issuance of the
invoice therefor, was by its terms payable more than thirty (30) days after shipment of the related inventory;

			(c)	any receivable due from any Borrower;

			(d)	any receivable with respect to all or part of which a
check, promissory note, draft, trade acceptance or other instrument for the payment of money has been presented for payment and returned uncollected for any reason;

			(e)	any receivable as to which the applicable owner knows
that any one or more of the following events has occurred with respect to the account debtor:  death or judicial declaration of incompetency; the filing by or against such account debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the
United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by such account debtor for the benefit of creditors; the appointment of a receiver or trustee for such account debtor or for any of the assets of such account debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against such account debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or elsewhere) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such account debtor; the sale, assignment, or transfer of all or substantially all of the assets of such account debtor; the inability to pay or the nonpayment by such account debtor of its debts generally as they become due; the cessation of the business of such account debtor as a going concern; or, in Agent's sole reasonable judgment, unsatisfactory general financial performance or credit standing or likelihood of unsatisfactory general financial performance or credit standing in the near future;

			(f)	any receivable due from an account debtor incorporated
under the laws of any jurisdiction other than the United States of America, a political subdivision thereof, Canada or a political subdivision thereof, or whose principal place of business is or substantially all of whose assets are located outside of the United States of America and Canada;

			(g)	any receivable which is not paid within ninety (90)
days of the invoice date;

			(h)	any receivable as to which there is any unresolved
dispute, defense, offset or counterclaim with or by the account debtor;

			(i)	any receivable as to which either (i) the perfection,
enforceability or validity of the Banks' security interest in such receivable, or (ii) the Banks' rights or ability to obtain direct payment to the Banks of the proceeds of such receivable, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code in the United
States or applicable personal property legislation in Canada;

			(j)	any receivable (i) as to which the Banks do not have a
valid and enforceable first priority security interest, subject to no other liens (other than for taxes not yet due and payable) or (ii) as to which the
Banks do not have a right of direct payment upon an Event of Default;

			(k)	any receivable that has not been created in the
ordinary course of business; and

			(l)	any receivable representing an obligation for goods
placed on consignment and not yet sold by the consignee, or for goods on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, other than normal return policies for breach of warranty or for defective products.

		"EPA" means the United States Environmental Protection Agency or any successor thereto.

		"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations in effect from time to time thereunder.

		"ERISA Affiliate" means any person that is a member of any group or organization within the meaning of Code Sections 414(b), (c), (m) or (o) of which a Borrower is a member.





		"ESOP" means an employee stock ownership plan of VWR which satisfies Section 4975(e)(7) of the Code, or any subsequent provision(s) of the Code amendatory thereof, supplemental thereto, or substituted therefor.

		"Event of Default" means an event described in Paragraph 8.1 hereof.

		"Existing Credit Agreement" means the existing Credit Agreement among Borrowers, Bank and Agent dated December 20, 1993, as amended.

		"Funded Debt" means, as of the date of determination, the aggregate principal amount of all indebtedness for: (i) borrowed money (other than trade indebtedness incurred in the normal and ordinary course of business for value received) having a final maturity of one year or more from the date of determination; (ii) installment purchases of real or personal property;
(iii) Capital Leases; (iv) guaranties of Funded Debt of others, without duplication and (v) letters of credit and letter of credit reimbursement obligations, other than Permitted L/Cs.

		"FX Calculation Date" means (a) each date of delivery to Agent and BOA Canada of a monthly report as required by Paragraph 5.4 hereof, (b) each date of delivery of an Advance Request Form in accordance with Paragraph 2.7 hereof, and (c) each other date on which Agent or BOA Canada shall, in its discretion, calculate the U.S. Dollar Equivalent of the outstanding Canadian Dollar Loan. Agent shall have no obligation to calculate the U.S. Dollar Equivalent of the outstanding Canadian Dollar Loan other than on an FX
Calculation Date as set forth in clauses (a) and (b).

		"GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as Agent may reasonably approve, which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

		"Loans" means, collectively, the Revolving Credit Loan, the Canadian Dollar Loan and the Term Loan, together with all fees, premiums and expenses hereunder.

		"Material Adverse Effect" means either singly or in the aggregate, a material adverse effect on the business, financial condition or prospects of VWR and its Consolidated Subsidiaries taken as a whole as a result of any condition, circumstance or contingency.






		"Maximum Principal Amount" means the maximum principal amount of the Revolving Credit Commitment which each Bank has agreed to lend as set forth in Paragraph 2.3 hereof, provided that such Maximum Principal Amount shall be reduced proportionately in the event of any reduction of the Revolving Credit Commitment.

		"Note" means individually, and "Notes" means individually and collectively, the Revolving Credit Notes, the Canadian Dollar Notes and the Term Notes, as each such Note may be amended, modified, extended or restated from time to time.

		"Participation Percentage" means, with respect to the Revolving
Credit Loan:

			(a)	for amounts up to and including the U.S. Dollar
Equivalent of the outstanding principal balance of the Canadian Dollar Loan,
(i) zero percent (0%) as to Seafirst, and (ii) as to each of CoreStates and PNC, the ratio which such Bank's Maximum Principal Amount bears to the sum of the Maximum Principal Amounts of CoreStates and PNC; and

			(b)	for amounts in excess of the U.S. Dollar Equivalent of
the outstanding principal balance of the Canadian Dollar Loan, as to each U.S.
Bank, the ratio which such Bank's Maximum Principal Amount bears to the sum of the Maximum Principal Amounts of all Banks.

		"PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

		"Permitted L/Cs" means standby and documentary letters of credit issued from time to time by a U.S. Bank for the account of Borrowers or any of them, and any extensions, modifications, renewals or replacements thereof, to the extent permitted by Paragraph 2.1(f) hereof.

		"Permitted Overadvance" means, during each month set forth in the left hand column below, the amount set forth in the right hand column below, being the amount by which the aggregate outstanding principal amount of the Loans may exceed the Borrowing Base during such month:

          Month                            Permitted Overadvance
          -----                            ---------------------

      October 1994                              $6,800,000
      November 1994                             $9,200,000
      December 1994                             $9,000,000
      January 1995                              $7,900,000
      February 1995                             $5,200,000
      March 1995                                $3,200,000
      June 1995                                 $1,500,000
      July 1995                                 $2,100,00





		"Person" means any individual, corporation, partnership or other entity.

		"PNC" means PNC Bank, National Association, a national banking association.

		"Pro Rata Share" means, as to any Bank for any Loan or for the aggregate Loans, the ratio which the outstanding principal balance of its portion of such Loan(s) bears to the aggregate outstanding principal balance of such Loan(s).

		"Prohibited Transaction" means any prohibited transaction as defined in Section 4975 of the Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

		"Quarterly Net Worth Covenant Adjustment" means, for each fiscal quarter, an amount equal to fifty (50%) of net profit after taxes for such fiscal quarter (as determined in accordance with GAAP) with no reduction for losses accrued during any such fiscal quarter.

		"Reportable Event" means a reportable event described in Section
4043 of ERISA.

		"Required Banks" means (i) Banks having Pro Rata Shares in the aggregate Loans equal to sixty-five percent (65%) of the aggregate outstanding principal balance of the Loans, or (ii) in the event that there is no principal indebtedness outstanding under the Loans, Banks having Maximum Principal Amounts equal to sixty-five percent (65%) of the aggregate Revolving Credit Commitment.

		"Revolving Credit Commitment" means the maximum aggregate principal amount which U.S. Banks have severally agreed to advance to Borrowers under Paragraph 2.1(a) hereof, being on the date hereof Eighty Million Dollars ($80,000,000), as may be reduced from time to time pursuant to Paragraph 2.8 hereof.

		"Revolving Credit Loan" means the aggregate principal balance of indebtedness advanced under the Revolving Credit Commitment, together with all interest accrued thereon and all fees, premiums and expenses in connection therewith.

		"Revolving Credit Note" means individually, and "Revolving Credit Notes" means individually and collectively, the Amended and Restated Revolving Credit Notes in the form of Exhibit B attached hereto evidencing Borrowers' indebtedness to U.S. Banks under the Revolving Credit Loan, as may be amended, modified, extended or restated from time to time.





		"Scientific Holdings" means Scientific Holdings Corp., a Delaware corporation.

		"Seafirst" means Seattle-First National Bank, a national banking association.

		"Subsidiary" means any corporation of which any of the Borrowers, directly or indirectly, owns more than fifty percent (50%) of any class or classes of securities.

		"Tangible Net Worth" means, as of the date of determination, the excess of (A) total assets but excluding from the determination of total assets all assets which should be properly classified as intangible assets under GAAP over (B) the sum of total liabilities and deferred items.

		"Term Loan" means the outstanding principal balance of indebtedness advanced to Borrowers pursuant to Paragraph 2.1(b) hereof, together with all interest accrued thereon and all fees, premiums and expenses in connection therewith.

		"Term Loan Funding Date" means the date on which all of the conditions to the advance of the Term Loan set forth in Paragraph 4.2 hereof have been satisfied; provided, however, that if all such conditions are not satisfied on or prior to December 31, 1994 then Banks shall have no obligations hereunder to advance the Term Loan.

		"Term Note" means individually, and "Term Notes" means individually and collectively the Term Notes in the form of Exhibit D attached hereto evidencing Borrowers' indebtedness to Banks under the Term Loan, as may be amended, modified, extended or restated from time to time.

		"Termination Date" means with respect to the Revolving Credit Commitment or the Canadian Dollar Commitment the earlier of (i) October 30, 1997 (or such later date to which Banks shall have agreed to extend the Commitments or either of them in writing pursuant to Paragraph 2.5(a)(ii) hereof) or (ii) the date on which the Revolving Credit Commitment or the Canadian Dollar Commitment is terminated pursuant to Paragraph 2.8 hereof.

		"Total Liabilities" means, at any time, all liabilities and deferred items which should be properly classified as liabilities in accordance with GAAP.

		"U.S. Banks" means CoreStates, SeaFirst and PNC, and their respective successors and assigns.

		"U.S. Dollar Advance" means an Advance made by U.S. Banks in United States Dollars under the Revolving Credit Commitment.






		"U.S. Dollar Equivalent" means, as of any date of determination with respect to an amount stated in Canadian Dollars, the amount of Dollars that would be required to purchase such amount of Canadian Dollars, determined based on the spot selling rate of U.S. Dollars into Canadian Dollars for the trading day prior to the FX Calculation Date as reported in the Wall Street Journal "Exchange Rates" section on such FX Calculation Date, or if not so reported in the Wall Street Journal on such FX Calculation Date, then as reasonably determined by Agent.

		"VWR" means VWR Corporation, a Pennsylvania corporation.

		"VWR Canada" means VWR Scientific of Canada Ltd., an Ontario corporation.

		"VWR International" means VWR Scientific International Corporation, a Barbados company.

		1.2. Accounting Terms. Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP; provided, however, that changes to GAAP after the date hereof which do not have any actual cash effect on Borrowers' financial condition or results of operations or Borrowers' ability to repay the Loans shall be excluded. Without limiting the foregoing, in the event that any future change in GAAP, without more, materially affects the Borrowers' compliance with any financial covenant herein, Borrowers and Banks shall use their best efforts to modify such covenant in order to account for such change and to secure for Banks the intended benefits of such covenant.

	SECTION 2

	REVOLVING CREDIT AND TERM LOAN
      ------------------------------

		2.1.  The Facilities.
                  --------------

			(a)	Revolving Credit Commitment.  From time to time prior
to the Termination Date, subject to the provisions hereof, each U.S. Bank on a several basis up to its respective Maximum Principal Amount will make U.S.
Dollar Advances to Borrowers on a joint and several basis, which Borrowers may repay and reborrow on a revolving basis, up to an aggregate outstanding principal amount not to exceed at any time the amount of the Revolving Credit
Commitment as from time to time in effect minus the U.S. Dollar Equivalent of the aggregate outstanding principal amount of the Canadian Dollar Loan;
provided, however, that (i) the maximum principal amount which may be advanced to VWR International shall not exceed One Million Dollars ($1,000,000)
outstanding at any time and (ii) no Advance shall be made under the Revolving
Credit Commitment in violation of Paragraph 2.1(d) hereof





			(b)	Canadian Dollar Commitment.  From time to time prior
to the Termination Date, subject to the provisions hereof, BOA Canada will make Canadian Dollar Advances to Borrowers on a joint and several basis, which
Borrowers may repay and reborrow on a revolving basis, up to an aggregate outstanding principal amount not to exceed at any time the Canadian Dollar
Commitment as from time to time in effect; provided, however, that (i) the
U.S. Dollar Equivalent of the outstanding principal balance of the Canadian
Dollar Loan shall not at any time exceed (A) the unborrowed portion of the
Revolving Credit Commitment or (B) fifty percent (50%) of the aggregate outstanding principal balance of the Revolving Credit Loan, and (ii) no
Advance of the Canadian Dollar Loan will be made in violation of Paragraph
2.1(d) hereof.

			(c)	Term Loan.  On the Term Loan Funding Date, subject to
the terms and conditions hereof including the conditions set forth in
Paragraph 4.2 hereof, U.S. Banks agree on a several basis to advance to
Borrowers on a joint and several basis a term loan in the aggregate principal amount of Twenty Million Dollars ($20,000,000).

			(d)	Borrowing Base.  The aggregate outstanding principal
amount of the Loans may not at any time exceed the Borrowing Base, provided, however, that during the applicability of any Permitted Overadvance, so long as no other Funded Debt is at that time outstanding, the aggregate outstanding principal amount of the Loans may exceed the Borrowing Base by the Permitted
Overadvance.  No Advance shall be made under the Revolving Credit Commitment or Canadian Dollar Commitment if following such Advance the foregoing limitations would be violated.

			(e)	Joint and Several Obligation.  The obligations of
Borrowers hereunder are and shall be joint and several.

			(f)	Letters of Credit.  Borrowers and Banks acknowledge
and agree that:

				(i)	U.S. Banks may from time to time, in the absence
of an Event of Default or Default hereunder, issue Permitted L/Cs and extend, modify, renew or replace Permitted L/Cs previously issued, provided, however, that the aggregate amount available to be drawn under all Permitted L/Cs, plus unreimbursed draws thereunder, shall not exceed Five Million Dollars
($5,000,000);

			    (ii)	Each U.S. Bank shall communicate with Agent
prior to issuing any Permitted L/C and prior to extending, modifying, renewing or replacing any Permitted L/C to confirm that such issuance, extension, modification, renewal or replacement will not violate the restrictions on
Permitted L/Cs under Paragraph 2.1(f)(i) hereof; and shall keep Agent promptly informed of the status of any Permitted L/Cs issued by such U.S. Bank, including without limitation the amount available to be drawn thereunder, the amount of any unreimbursed draws thereunder, and the existence of any default by Borrowers in connection therewith; and

			   (iii)	All indebtedness and obligations of Borrowers
under Permitted L/Cs shall be secured under the Collateral Security Documents pari passu with the indebtedness and obligations of Borrowers under this
Agreement.

			(g)	Authority of VWR.  Each of the Borrowers hereby
irrevocably authorizes and requests that VWR execute all Advance Request
Forms, make all elections as to interest rates and take any other actions required or permitted of Borrowers hereunder, on its respective behalf, in each case with the same force and effect as if such entity had executed such Advance Request Form, made such election or taken such other action itself.

			(h)	Amendment and Restatement.  This Agreement amends and
restates the Existing Credit Agreement, and all amounts outstanding under the
Existing Credit Agreement shall be deemed to be outstanding under the
Revolving Credit Commitment pursuant to the terms hereof without interruption.
The execution and delivery of this Agreement and the documents and agreements required in connection herewith shall not constitute a novation and shall not in any circumstances be deemed to have extinguished or discharged the indebtedness and obligations of Borrowers under the Existing Credit Agreement, or any collateral security therefor, all of which shall continue under and be governed by this Agreement, the Collateral Security Documents and the other documents and agreements executed in connection herewith.

		2.2.  Promissory Notes.
                  ----------------

			(a)	Revolving Credit Notes.  The indebtedness of Borrowers
to each U.S. Bank under the Revolving Credit Loan will be evidenced by a
Revolving Credit Note executed by Borrowers in favor of such Bank, in the form of Exhibit B.  The original principal amount of each U.S. Bank's Revolving
Credit Note will be the amount identified in Paragraph 2.3 hereof as its respective Maximum Principal Amount; provided, however, that notwithstanding the face amount of each such Revolving Credit Note, Borrowers' liability under each such Revolving Credit Note shall be limited at all times to the actual indebtedness, principal, interest and fees, then outstanding thereunder.  The
Revolving Credit Notes amend and restate the Revolving Credit Notes dated
December 20, 1993 executed and delivered by Borrowers to U.S. Banks in connection with the Existing Credit Agreement (the "Prior Notes"), provided, however, that the Revolving Credit Notes shall not constitute a novation and shall not be deemed to have extinguished or discharged the indebtedness under the Prior Notes, or any collateral security therefor, all of which shall continue under and be governed by the Revolving Credit Notes and this Agreement, the Collateral Security Documents and the other documents and agreements executed in connection herewith. Promptly following the effectiveness of this Agreement in accordance with Paragraph 4.1 hereof, each U.S. Bank shall return to Borrowers the Prior Notes marked "superseded."

			(b)	Canadian Dollar Note.  The indebtedness of Borrowers
under the Canadian Dollar Loan will be evidenced by a Canadian Dollar Note in favor of BOA Canada in the form of Exhibit C hereto.  The original principal amount of the Canadian Dollar Note will be that amount of Canadian Dollars from time to time having a U.S. Dollar Equivalent of Sixteen Million Dollars
($16,000,000); provided, however, that notwithstanding the face amount of such
Canadian Dollar Note, Borrowers' liability under each such Canadian Dollar
Note shall be limited at all times to the actual indebtedness, principal, interest and fees, then outstanding thereunder.

			(c)	Term Notes. The indebtedness of Borrowers to each U.S.
Bank under the Term Loan will be evidenced by a Term Note executed by
Borrowers in favor of such U.S. Bank, in the form of Exhibit D hereto.  The original principal amount of each U.S. Bank's Term Note will be in the amount of such U.S. Bank's participation therein, as set forth in Paragraph 2.3 hereof.

		2.3.  Banks' Participations.
                  ---------------------

			(a)	U.S. Banks shall participate in making advances of the
Revolving Credit Loan and the Term Loan up to the amounts set forth in the schedule below:

                        Revolving Credit
                        Loan Maximum
Bank                    Principal Amount	         Term Loan
----                    ----------------           ---------

CoreStates                $26,666,672             $ 6,666,668

Seafirst                  $26,666,664             $ 6,666,666

PNC                       $26,666,664             $ 6,666,666
                          ===========             ===========

TOTAL:                    $80,000,000             $20,000,000






			(b)	BOA Canada shall make all Advances under the Canadian
Dollar Loan.

			(c)	As of each FX Calculation Date, Seafirst shall
purchase from CoreStates and PNC, or CoreStates and PNC shall purchase from Seafirst, that portion of the outstanding principal balance of the Revolving Credit Loan such that after such purchase each Bank participates in the Revolving Credit Loan according to their respective Participation Percentages. On each FX Calculation Date, Agent shall distribute prior to twelve o'clock (12:00) noon Philadelphia time a statement of any required adjustments pursuant to the provisions hereof, and the required adjustments shall be made by delivery of immediately available funds not later than two o'clock (2:00) p.m. Philadelphia time on such date. In the event that such funds are not delivered at the required time, the amounts owing shall accrue interest at a rate per annum equal to the effective rate for overnight federal funds in New York as reported by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day. A Bank required to purchase a portion of the Revolving Credit Loan hereunder shall receive interest on the portion of the Revolving Credit Loan required to be purchased hereunder from the date on which funds are delivered by such Bank hereunder prior to two o'clock (2:00) p.m. Philadelphia time.

		2.4. Use of Proceeds. Funds advanced under the Loans shall be used solely to finance the Canlab Acquisition, and for Borrowers' working capital and general corporate purposes; provided, however, that the maximum principal amount which may be advanced to VWR International shall not exceed One Million Dollars ($1,000,000) outstanding at any time.

		2.5.  Repayment.
                  ---------

			(a)	Revolving Credit Loan and Canadian
				Dollar Loan.
                        ----------------------------------

				(i)	The aggregate outstanding principal balance
under the Revolving Credit Loan and the Canadian Dollar Loan shall be due and payable on the Termination Date with respect to such Loan.

			    (ii)	The Termination Date as to either or both of the
Commitments may be extended not more than twice, each time for an additional one (1) year period, if (A) between August 1 and September 1 of each of 1995 and 1996, Borrowers submit to Agent a written request for such extension, which request Agent shall promptly forward to the Banks, and (B) all of the
Banks agree in writing to such requested extension not later than October 1 of
1995 or 1996, as applicable.  Each Bank's decision to approve or decline an extension request shall be in its sole discretion, without any obligation,





express or implied, to grant such extension, and may be based, without limitation, upon (A) such Bank's full credit assessment of Borrowers at the time of the request and (B) the ability of each Bank to propose to Agent, which will negotiate with Borrowers on behalf of Banks, revised terms of and conditions to this Agreement. If all of the Banks have not agreed in writing to extend the Termination Date on or before October 1 of 1995 or 1996 as applicable, then the Termination Date shall not be extended and the Termination Date then in effect shall continue to apply as to all Banks.

			(b)	Term Loan.  The aggregate outstanding principal
balance under the Term Loan shall be payable in twenty (20) consecutive quarterly installments on the last day of each fiscal quarter as follows:

                                          Payment due on last day
                                          of each fiscal quarter
      Fiscal quarter ending:              during the period:
      ----------------------              -----------------------

      12/31/94 - 9/30/95                        $  500,000

      12/31/95 - 9/30/96                        $  750,000

      12/31/96 - 9/30/97                        $1,000,000

      12/31/97 - 9/30/98                        $1,250,000

      12/31/98 - 9/30/99                        $1,500,000

Notwithstanding the foregoing, the entire outstanding balance of the Term Loan shall be due and payable on the earlier to occur of (A) September 30, 1999, or
(B) acceleration of the Term Loan in accordance with Paragraph 8.2 hereof.

		2.6. Interest. Portions of the Loans shall bear interest on the outstanding principal amount thereof in accordance with the following provisions:

			(a)	Definitions.  When used in this Agreement, the
following words and terms shall have the respective meanings set forth below:

		"Adjusted CD Rate" means, for any Interest Period, as applied to a Portion, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) determined pursuant to the following formula:

     Adjusted CD Rate   =     Certificate of Deposit Rate  + AR
                              ---------------------------------
                                           1 - RP

            where	RP    =      Reserve Percentage
                  AR    =      Assessment Rate





For purposes hereof, "Certificate of Deposit Rate" means, as applied to a Portion, the arithmetic average of the prevailing rates per annum (rounded upwards, if necessary, to the next 1/100 of 1%) bid on or about 9:00 a.m. Philadelphia time or as soon thereafter as practicable on the first day of such Interest Period by two (2) or more New York certificate of deposit dealers of recognized standing for the purchase at face value of negotiable certificates of deposit of Agent in amounts substantially equal to the Portion as to which Borrowers may elect the Adjusted CD Rate to be applicable and with a maturity of comparable duration to the Interest Period selected by Borrowers for such Portion. The Adjusted CD Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage or the Assessment Rate.

		"Adjusted Libor Rate" means, for any Interest Period, as applied to a Portion, the rate per annum (rounded upwards, if necessary to the next
1/16 of 1%) determined pursuant to the following formula:

                              Libor Rate
                        ----------------------
                        1 - Reserve Percentage

For purposes hereof, "Libor Rate" shall mean, as applied to a Portion, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which Agent is offered deposits of United States Dollars in the London interbank market on or about nine o'clock (9:00) a.m. Philadelphia time two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the Portion as to which Borrowers may elect the Adjusted Libor Rate to be applicable and with a maturity of comparable duration to the Interest Period selected by Borrowers for such Portion. The Adjusted Libor Rate shall be adjusted on and as of the effective date of any change in the Reserve Percentage.

		"Applicable Canadian Dollar Margin" means (A) prior to March 31, 1995, one percent (1%) per annum, and (B) from and after March 31, 1995 the percentage per annum set forth in the right hand column below that corresponds to Borrowers' Consolidated Total Liabilities to Tangible Net Worth Ratio and Consolidated Cash Flow Ratio (the Applicable Canadian Dollar Margin being the lowest applicable percentage per annum as to which both ratio requirements have been attained):

Consolidated Total            Consolidated
Liabilities to Tangible       Cash Flow               Applicable
Net Worth Ratio               Ratio                   Margin
-----------------------       ------------            ----------

less than or equal            greater than or          7/8%
to A (as defined below)       equal to 5.0 to 1






less than or equal            greater than or            1%
to B (as defined below)       equal to 4.0 to 1
                              but less than 5.0
                              to 1

greater than B                less than 4.0 to 1        1-1/8%


	For each quarter ending as follows in any fiscal year:

            March 31          June 30           September 30      December 31
            --------          -------           ------------      --------

A     =     3.2 to 1          3.4 to 1          3.5 to 1          3.2 to 1

B     =     4.4 to 1          4.6 to 1          4.6 to 1          3.7 to 1

The Applicable Canadian Dollar Margin shall adjust automatically, as appropriate, on the fifteenth (15th) day following delivery of a quarterly compliance certificate in accordance with Paragraph 5.2 hereof.

		"Applicable Margin" means (i) the Applicable Revolving Credit Margin with respect to Portions of the Revolving Credit Loan, (ii) the Applicable Canadian Dollar Margin with respect to Portions of the Canadian Dollar Loan, and (ii) the Applicable Term Loan Margin with respect to Portions of the Term Loan.

		"Applicable Revolving Credit Margin" means (A) prior to March 31, 1995 (i) zero percent (0%) per annum with respect to Base Rate Portions,
(ii) one percent (1%) per annum with respect to Libor Portions, and (iii) one percent (1%) per annum with respect to CD Portions, and (B) from and after March 31, 1995 the percentage per annum set forth in the appropriate column below that corresponds to Borrowers' Consolidated Total Liabilities to Tangible Net Worth Ratio and Consolidated Cash Flow Ratio (the Applicable Revolving Credit Margin being the lowest applicable percentage per annum as to which both ratio requirements have been attained):

Consolidated Total            Consolidated
Liabilities to Tangible       Cash Flow               Base Rate   Libor	CD
Net Worth Ratio Portions      Ratio                   Portions    Portions
------------------------      ------------            ---------   --------

less than or equal            greater than or             0%         7/8%
7/8%
to A (as defined below)       equal to 5.0 to 1






less than or equal            greater than or            0%          1%
1%
to B (as defined below)       equal to 4.0 to 1
                              but less than 5.0
                              to 1

greater than B                less than 4.0 to 1         0%        1-1/8%
1-1/8%


     For each quarter ending as follows in any fiscal year:

            March 31          June 30           September 30      December 31
            --------          --------          ------------      -----------

A     =     3.2 to 1          3.4 to 1          3.5 to 1          3.2 to 1

B     =     4.4 to 1          4.6 to 1          4.6 to 1          3.7 to 1

The Applicable Revolving Credit Margin shall adjust automatically, as appropriate, on the fifteenth (15th) day following delivery of a quarterly compliance certificate in accordance with Paragraph 5.2 hereof.

		"Applicable Term Loan Margin" means (A) prior to March 31, 1995
(i) one-quarter of one percent (1/4%) per annum with respect to Base Rate Portions, (ii) one and one-quarter percent (1-1/4%) per annum with respect to Libor Portions, and (iii) one and one-quarter percent (1-1/4%) per annum with respect to CD Portions, and (B) from and after March 31, 1995, the percentage per annum set forth in the appropriate column below that corresponds to Borrowers' Consolidated Total Liabilities to Tangible New Worth Ratio and Consolidated Cash Flow Ratio (the Applicable Term Loan Margin being the lowest applicable percentage per annum as to which both ratio requirements have been attained):

Consolidated Total            Consolidated
Liabilities to Tangible       Cash Flow               Base Rate   Libor	CD
Net Worth Ratio Portions      Ratio                   Portions    Portions
------------------------      --------------          ---------   --------

less than or equal            greater than or            1/4%       1-1/8%
1-1/8%
to A (as defined below)       equal to 5.0 to 1






less than or equal            greater than or            1/4%       1-1/4%
1-1/4%
to B (as defined below)       equal to 4.0 to 1
                              but less than 5.0
                              to

greater than B                less than 4.0 to 1         1/4%       1-3/8%
1-3/8%


	For each quarter ending as follows in any fiscal year:

            March 31          June 30           September 30      December 31
            --------          --------          ------------      -----------

A     =     3.2 to 1          3.4 to 1           3.5 to 1         3.2 to 1

B     =     4.4 to 1        4.6 to 1           4.6 to 1         3.7 to 1


The Applicable Term Loan Margin shall adjust automatically, as appropriate, on the fifteenth (15th) day following delivery of a quarterly compliance certificate in accordance with Paragraph 5.2 hereof.

		"Assessment Rate" means, for any Interest Period, the annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) incurred by a Bank to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits made in United States dollars at offices of such Bank in the United States during the most recent annual period for which such rate has been determined prior to the commencement of any Interest Period during which the Adjusted CD Rate is applicable.

		"Base Rate" means the higher of (a) the Federal Funds Rate plus one half of one percent (1/2%) per annum or (b) the Prime Rate.

		"Base Rate Portion" means a Portion of the Loans as to which Borrowers have elected (or are deemed to have elected), the interest rate based on the Base Rate to be applicable.

		"BOA Canada Cost of Funds" means the cost at which BOA Canada can obtain Canadian Dollar funds in the interbank market for a period comparable in duration to the Interest Period requested by Borrowers, as determined by BOA Canada.





		"Canadian Dollar Portion" means a Portion of the Canadian Dollar
Loan.

		"CD Portion" means a Portion of the Loans as to which Borrowers have elected the interest rate based on the Adjusted CD Rate to be applicable.

		"Eurocurrency" means deposits of United States Dollars offered in the London Interbank Market.

		"Federal Funds Rate" means, for any day, the effective rate of interest for such day, as announced from time to time by the Board of Governors of the Federal Reserve System as shown in publication H.15 as the "Federal Funds Rate."

		"Interest Period" means (i) with respect to CD Portions and Canadian Dollar Portions, a period of thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days' duration, as Borrowers may elect, and (ii) with respect to Libor Portions, a period of one (1), two (2), three (3) or six (6) months' duration, as Borrowers may elect; provided, however, that (a) if any Interest Period would otherwise end on a day which is not a Business Day, or London Business Day in the case of (ii) above, such Interest Period shall be extended to the next succeeding Business Day or London Business Day in the case of (ii) above, subject to clauses (c) and (d) below; (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires; (c) with respect to any Interest Period for a Libor Portion, any Interest Period which would otherwise end on a day which is not a London Business Day shall be extended to the next succeeding London Business Day unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day; and (d) with respect to any Interest Period for a Libor Portion which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such interest period shall end on the last London Business Day of a calendar month.

		"Libor Portion" means a portion of the Loans as to which Borrowers have elected the interest rate based on the Adjusted Libor Rate to be applicable.

		"London Business Day" means any Business Day on which banks in London, England are open for business.

		"Portion" means a portion of the Loans as to which Borrowers have elected a specific interest rate and, except with respect to a Base Rate
Portion, an Interest Period.






		"Prime Rate" means the rate of interest announced by Agent from time to time as its prime rate.

		"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended and as may be amended from time to time, and any successor thereto.

		"Reserve" means, for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to a Bank on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Bank is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Bank is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) with respect to any CD Portion, non-personal time deposits having a maturity comparable to the related Interest Period and in an amount of $100,000 or more, (ii) with respect to any Libor Portion, Eurocurrency liabilities as defined in Regulation D or deposits in any non-United States or an international office of such Bank in an amount and with maturities of comparable duration to the Interest Period elected by Borrowers or (iii) with respect to any Canadian Dollar Portion, Canadian Dollar funds obtained in the interbank market.

		"Reserve Percentage" means, for Agent on any day, that percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Agent is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which Agent is subject), for determining the reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) for purposes of calculating the Adjusted CD Rate, non-personal time deposits having a maturity comparable to the related Interest Period and in an amount of $100,000 or more, and (ii) for purposes of calculating the Adjusted Libor Rate, Eurocurrency liabilities as defined in Regulation D or deposits in any non-United States or an international office of Agent in an amount and with maturities of comparable duration to the Interest Period elected by Borrowers.

			(b)	Interest on Loans.
                        -----------------

				(i)	Revolving Credit Loan.  At Borrowers' election
in accordance with the provisions of Paragraph 2.6(c) below, in the absence of an Event of Default or Default hereunder, any Portion of the Revolving Credit
Loan shall bear interest at any one of the following rates:






					(A)	Base Rate.  The Base Rate plus the
Applicable Revolving Credit Margin, such rate to change when and as the Prime
Rate or Federal Funds Rate, as applicable, changes.

					(B)	Adjusted Libor Rate.  The Adjusted Libor
Rate plus the Applicable Revolving Credit Margin.


					(C)	Adjusted CD Rate.  The Adjusted CD Rate
plus the Applicable Revolving Credit Margin.

				(ii)	Canadian Dollar Loan.  In the absence of an
Event of Default or Default hereunder, the outstanding balance of the Canadian
Dollar Loan shall bear interest at a rate per annum equal to the BOA Canada
Cost of Funds plus the Applicable Canadian Dollar Margin.

			    (iii)	Term Loan.  At Borrowers' election in accordance
with the provisions of Paragraph 2.6(c) below, in the absence of an Event of
Default or Default hereunder, any Portion of the Term Loan shall bear interest at any one of the following rates:

					(A)	Base Rate.  The Base Rate plus the
Applicable Term Loan Margin, such rate to change when and as the Prime Rate or the Federal Funds Rate, as applicable, changes.

					(B)	Adjusted Libor Rate.  The Adjusted Libor
Rate plus the Applicable Term Loan Margin.

					(C)	Adjusted CD Rate.  The Adjusted CD Rate
plus the Applicable Term Loan Margin.

			   (iv)	Default Rate.  Notwithstanding the foregoing,
upon the occurrence and during the continuance of an Event of Default or Default hereunder, Borrowers hereby agree to pay to Banks interest on the outstanding principal balance of the Loans at the rate of two percent (2%) per annum in excess of the rates then available to and elected by Borrowers for each Portion then outstanding through the end of the applicable Interest Periods and, thereafter, at the rate of two percent (2%) per annum in excess of the Base Rate plus the Applicable Margin.

			(c)	Procedure for Determining Rates of Interest.
				(i)	Revolving Credit Loan or Term Loan.  If
Borrowers elect the Base Rate to be applicable to a Portion of the Revolving Credit Loan or Term Loan, Borrowers must notify Agent of such election prior to twelve o'clock (12:00) noon Philadelphia time on the date of the proposed application of such Rate. If Borrowers elect the Adjusted Libor Rate to be applicable to a Portion of the Revolving Credit Loan or Term Loan, Borrowers must notify Agent of such election prior to twelve o'clock (12:00) noon Philadelphia time at least two (2) London Business Days prior to the commencement of the proposed Interest Period. If Borrowers elect the Adjusted CD Rate to be applicable to a Portion of the Revolving Credit Loan or Term Loan, Borrowers must notify Agent of such election prior to twelve o'clock (12:00) noon at least one Business Day prior to the commencement of the proposed Interest Period. Agent shall send notice by telecopy to Banks by twelve thirty (12:30) p.m. on the Business Day of such request. If Borrowers do not provide the applicable notice for the Adjusted Libor Rate or Adjusted CD Rate, then Borrowers shall be deemed to have requested that the Base Rate shall apply to any Portion which was subject to the rate of interest applicable during an expiring Interest Period and to any new advance of the Revolving Credit Loan until Borrowers shall have given proper notice of a change in or determination of the rate of interest in accordance with this Paragraph 2.6(c).

			    (ii)	Canadian Dollar Loans.  Borrowers shall notify
BOA Canada, with a copy to Agent (which Agent shall deliver to Banks within one Business Day of receipt), of its selected Interest Period with respect to any Canadian Dollar Portion outstanding or to be advanced, prior to twelve
o'clock (12:00) noon Philadelphia time at least one Canadian Business Day prior to the commencement of the proposed Interest Period.  If Borrowers fail to provide the required notice of a selected Interest Period, the Borrowers shall be deemed to have requested an Interest Period of thirty (30) days to be applicable to any outstanding Portion with an expiring Interest Period and for any new Advance of the Canadian Dollar Loan.

			   (iii)	Number of Portions.  Borrowers shall not elect
more than eight (8) different Portions (other than Base Rate Portions) to be applicable to the Loans at one time.

			(d)	Payment and Calculation of Interest. Interest on Libor
Portions, CD Portions and Canadian Dollar Portions shall be due and payable on the last day of the Interest Period for each such Portion; provided, however, that with respect to CD Portions or Canadian Dollar Portions having an
Interest Period in excess of ninety (90) days, and Libor Portions having an
Interest Period in excess of three (3) months, interest shall be payable on the ninetieth (90th) day and on the last day of such Interest Period.
Interest with respect to Base Rate Portions shall be due and payable on the last day of each month.  Interest shall be calculated in accordance with the provisions of Paragraph 2.6(b) hereof; interest based on the Prime Rate or the
BOA Canada Cost of Funds shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and interest based on the
Federal Funds Rate, the Adjusted CD Rate, or the Adjusted Libor Rate shall be calculated in accordance with the provisions of Paragraph 2.6(b) on the basis of the actual number of days elapsed over a year of three hundred sixty (360)
days.  For the purposes of the Interest Act (Canada), in order to effectuate the agreed rates of interest provided herein, (i) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement or the Notes, (ii) the rates of interest stipulated under this Agreement and the Notes are intended to be nominal rates and not effective rates or yields, and (iii) each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 365 (for interest based on the Prime Rate or the BOA Canada Cost of Funds) or 360 (in the case of interest based on the Federal Funds Rate, the Adjusted CD Rate or the Adjusted LIBOR Rate).

			(e)	Reserves.  If at any time a Libor Portion, CD Portion
or Canadian Dollar Portion is outstanding and a Bank is subject to and incurs a Reserve, Borrowers hereby agree to pay within five (5) Business Days of written demand thereof from time to time, as billed by Agent on behalf of itself or a Bank, such additional amount as is necessary to reimburse such
Bank for its costs in maintaining such Reserve.  Such amount shall be computed by taking into account the cost incurred by the Bank in maintaining such
Reserve in an amount equal to such Bank's ratable share of the Portion on which such Reserve is incurred.  The determination by Agent or a Bank of such costs incurred and the allocation, if any, of such costs among Borrowers and other customers which have similar arrangements with such Bank shall be prima facie evidence of the correctness of the fact and the amount of such additional costs.

			(f)	Special Provisions Applicable to Adjusted CD Rate.

				(i)	Change of CD Rates.  The Adjusted CD Rate may be
automatically adjusted by Agent on a prospective basis to take into account additional or increased costs incurred by Banks due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest
Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System
(or any successor), including the Reserve Percentage, and assessments imposed by the Federal Deposit Insurance Corporation (or any successor), (including the Assessment Rate as provided in the definition of "Assessment Rate" above), that increase the cost to Banks of funding the Loans or a Portion thereof bearing interest at the Adjusted CD Rate.  Agent shall give Borrowers notice of such determination and adjustment, and Borrowers may, by notice to Agent, require Agent to furnish to Borrowers a statement setting forth the basis for adjusting such Adjusted CD Rate and the method for determining the amount of such adjustment.  Thereafter, Borrowers shall either pay interest on the affected Portion(s) at the increased rate or repay the Portion with respect to which such adjustment is made in accordance with Paragraphs 2.9 and 2.10 hereof.





			    (ii)	Unavailability of Adjusted CD Rate.  In the
event that Borrowers shall have requested a quotation of the Adjusted CD Rate in accordance with Paragraph 2.6(c) hereof and Agent shall have reasonably determined that the Adjusted CD Rate will not adequately and fairly reflect the cost of making or maintaining the principal amount of the Loans or a
Portion thereof specified by Borrowers during the Interest Period selected because of the inability of Agent to obtain bids in the amount of a requested
Advance in accordance with the terms of the definition of Certificate of
Deposit Rate set forth above, Agent shall promptly give notice of such determination to Borrowers.  A determination by such Bank or Agent hereunder shall be prima facie evidence of the correctness of the fact.  Upon such a determination, (i) the Banks' obligation to advance or maintain CD Portions shall be suspended until Agent shall have notified Borrowers and Banks that such conditions shall have ceased to exist, and (ii) Borrowers shall elect the
Adjusted Libor Rate or Base Rate to be applicable to Portions.

			(g)	Special Provisions Applicable to Adjusted Libor Rate.
The following special provisions shall apply to the Adjusted Libor Rate:

				(i)	Change of Adjusted Libor Rate.  The Adjusted
Libor Rate may be automatically adjusted by Agent on a prospective basis to take into account the additional or  increased cost of maintaining any necessary reserves for Eurocurrency deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws
(except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the
Federal Reserve System (or any successor), including the Reserve Percentage, that increase the cost to Banks of funding the Loans or a Portion thereof bearing interest at the Adjusted Libor Rate.  Agent shall give Borrowers notice of such a determination and adjustment, and Borrowers may, by notice to
Agent require Agent to furnish to Borrowers a statement setting forth the basis for adjusting such Adjusted Libor Rate and the method for determining the amount of such adjustment.  Thereafter, Borrowers shall either pay interest on the affected Portion(s) of the increased rate or repay the Portion with respect to which such adjustment is made in accordance with
Paragraphs 2.9 and 2.10 hereof.

			    (ii)	Unavailability of Eurocurrency Funds.  In the
event that Borrowers shall have requested a quotation of the Adjusted Libor
Rate in accordance with Paragraph 2.6(c) hereof and any Bank shall have reasonably determined that Eurocurrency deposits equal to the amount of the principal of the Portion and for the Interest Period specified are unavailable, or that the Adjusted Libor Rate will not adequately and fairly reflect the cost of making or maintaining the principal amount of the Portion specified by Borrowers during the Interest Period specified or that by reason of circumstances affecting Eurocurrency markets, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate applicable to the specified Interest Period, Agent shall promptly give notice of such determination to Borrowers that the Adjusted Libor Rate is not available. A determination by any Bank hereunder shall be prima facie evidence of the correctness of the fact. Upon such a determination, (i) the Banks' obligation to advance or maintain Portions at the Adjusted Libor Rate shall be suspended until Agent shall have notified Borrowers and Banks that such conditions shall have ceased to exist, and (ii) Borrowers shall elect the Adjusted CD Rate or Base Rate to be applicable to Portions.

			   (iii)	Illegality.  In the event that it becomes
unlawful for a Bank to maintain Eurocurrency liabilities sufficient to fund such Bank's share of any Portion subject to the Adjusted Libor Rate, then such Bank shall immediately notify Borrowers thereof (with a copy to Agent) and such Bank's obligations hereunder to make or maintain Advances at the Adjusted Libor Rate shall be suspended until such time as such Bank may again cause the Adjusted Libor Rate to be applicable to its share of any Portion of the outstanding principal balance of the Loans and such Bank's share of any Portion shall then be subject to the Base Rate or the Adjusted CD Rate, as Borrowers may elect in accordance with the provisions of this Paragraph 2.6.

		2.7.  Advances.
                  --------

			(a)	Borrowers shall give Agent written notice of each
requested Advance under the Revolving Credit Commitment, specifying the date and amount thereof, prior to twelve o'clock (12:00) noon Philadelphia time at least two (2) London Business Days prior to Advances to bear interest based on the Adjusted Libor Rate, at least one Business Day prior to Advances to bear interest based on the Adjusted CD Rate, and on the date of each requested
Advance to bear interest based on the Base Rate.  Borrowers shall give BOA
Canada written notice of each requested Advance under the Canadian Dollar Commitment, specifying the date and amount thereof, prior to twelve o'clock (12:00) noon Philadelphia time at least one Canada Business Day prior to the date of the requested Advance. Copies of such notices delivered to Agent in connection with Advances under the Revolving Credit Commitment shall be sent by Borrowers to BOA Canada, and copies of such notices delivered to BOA Canada in connection with Advances under the Canadian Dollar Commitment shall be sent by Borrowers to Agent (which Agent shall deliver to Banks within one Business
Day of receipt). Such notice shall be made by delivery of the Advance Request Form and shall contain a statement certified by the chief financial officer or other authorized officer of VWR, for itself and on behalf of Borrowers, containing the following information and representations, which shall be deemed affirmed and true and correct as of the date of the Advance Request
Form and the date of the requested Advance:






				(i)	the aggregate amount of the requested Advance,
which shall be in multiples of $250,000 but not less than the lesser of
$1,000,000 or the unborrowed balance of the Revolving Credit Commitment, or, in the case of Canadian Dollar Advances, in multiples of CAN$250,000 but not less than CAN$1,000,000, or the unborrowed balance of the Canadian Dollar
Commitment.

			    (ii)	confirmation of the interest rate(s) Borrowers
have elected to apply to the Advance and, if more than one Portion has been elected, the amount of the Portion as to which each interest rate shall apply, together with the Interest Period applicable thereto;

			   (iii)	confirmation of Borrowers' compliance with
Paragraphs 5.12 through 5.18 and 6.1 through 6.5 hereof prior to and following such Advance, and calculation of the Borrowing Base as of the most recent month end to Funded Debt taking into account the requested Advance and any payments to the date of such Advance; and

			    (iv)	statements that the representations and
warranties set forth in Section 3 hereof are true and correct as of the applicable dates; that no Event of Default or Default hereunder has occurred and is then continuing; and that there has been no Material Adverse Effect since the date of this Agreement.

			(b)	The following procedures shall be applicable to any
Advance other than a Canadian Dollar Advance, which shall be governed by subparagraph (c) below:

				(i)	Upon receiving a request for an Advance under
the Revolving Credit Commitment in accordance with subparagraph (a) above,
Agent shall send a copy of the Advance Request Form by telecopy to Banks by twelve thirty (12:30) p.m. Philadelphia time on such day requesting that each
Bank advance funds to Agent so that each Bank participates in the requested
Advance in the same percentage as it participates in the Revolving Credit
Commitment.  Each Bank shall advance its Participation Percentage of the requested Advance to Agent by delivering immediately available funds in United
States Dollars at Agent's offices prior to two o'clock (2:00) p.m.
Philadelphia time on the date of the Advance.  Subject to the satisfaction of the terms and conditions hereof, Agent shall make the requested Advance available to Borrowers by crediting such amount in United States Dollars to
VWR's deposit account with Agent not later than three o'clock (3:00) p.m.
Philadelphia time on the day of the requested Advance; provided, however, that in the event Agent does not receive a Bank's share of the requested Advance by such time as provided above, Agent shall not be obligated to advance such
Bank's share.






			    (ii)	Unless Agent shall have been notified by a Bank
prior to the date such Bank's share of any such Advance is to be made by such
Bank that such Bank does not intend to make its share of such requested
Advance available to Agent, Agent may assume that such Bank has made such proceeds available to Agent on such date, and Agent may, in reliance upon such assumption (but shall not be obligated to), make available to Borrowers a corresponding amount.  If such corresponding amount is not in fact made available to Agent by such Bank on the date the Advance is made, Agent shall be entitled to recover such amount, on demand from such Bank, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrowers and ending on (but excluding)
the date Agent recovers such amount, from such Bank, at a rate per annum equal to the effective rate for overnight federal funds in New York as reported by the Federal Reserve Bank of New York for such day or, if such day is not a
Business Day, for the next preceding Business Day); or, if such Bank fails to pay such amount forthwith upon such demand, from Borrowers together with interest at the Base Rate plus the Applicable Revolving Credit Margin.

			   (iii)	Each Bank shall receive interest on its share of
any Advance from the date on which the amount of its share of such Advance is received by Agent and not from the date on which Agent makes such Advance (if it elects to do so as permitted in clause (ii) of subparagraph 2.7(b)) unless such dates are the same.

			(c)	Upon receiving a request for a Canadian Dollar Advance
in accordance with subparagraph (a) above, subject to satisfaction of the terms and conditions hereof, BOA Canada shall make the requested Advance available to Borrowers by crediting such amount in Canadian Dollars to VWR
Canada's deposit account with BOA Canada not later than two o'clock (2:00)
p.m. Philadelphia time on the day of the requested Advance or as otherwise directed by Borrowers and agreed to by BOA Canada.

			(d)	Each request for an Advance pursuant to this Paragraph
2.7 shall be irrevocable and binding on Borrowers.  In the case of any
Canadian Dollar Advance and any Advance which is to be based upon the Adjusted
CD Rate or Adjusted Libor Rate, Borrowers shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such request for an Advance the applicable conditions set forth in Section 4, including, without limitation, any loss (including loss of margin), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank when such Advance, as a result of such failure, is not made on such date, as calculated by BOA Canada (with respect to Canadian Dollar Advances) or Agent (in all other cases) in accordance with Exhibit E attached hereto.






		2.8.  Reduction and Termination of Commitment.
                  ---------------------------------------

			(a)  Borrowers.  Borrowers shall have the right at any time
and from time to time, upon three (3) Business Days' prior written notice to
Agent, to reduce the Commitments or either of them in whole or in part without penalty or premium, provided that: (i) any such reduction shall be in an aggregate amount not less than Five Million Dollars ($5,000,000) in the case of either the Revolving Credit Commitment or the Canadian Dollar Commitment;
(ii) on the effective date of such reduction Borrowers shall make a prepayment of the Revolving Credit Loan and the Canadian Dollar Loan, as applicable, in an amount, if any, by which the aggregate outstanding principal balance of the
Revolving Credit Loan and the Canadian Dollar Loan, exceed the amount of the
Revolving Credit Commitment and Canadian Dollar Commitment, respectively, as then so reduced, together with accrued interest on the amount so prepaid; and
(iii) if a Portion is paid prior to the last day of an Interest Period,
Borrowers shall pay any funding costs and loss of earnings and anticipated profits which may arise in connection with such prepayment or repayment, as calculated by Agent in accordance with Exhibit E attached hereto.

			(b) Banks. Pursuant to Paragraph 8.2 hereof, Required Banks shall have the right to terminate the Revolving Credit Commitment and Canadian Dollar Commitment at any time, in their discretion and upon notice to Borrowers (except in the case of an Event of Default pursuant to Paragraph 8.1(i), in which case the Commitments shall terminate without notice), upon the occurrence of any Event of Default hereunder. Any payment following the occurrence of an Event of Default, acceleration and demand for payment shall include the payment of any amounts due pursuant to Paragraph 2.10 hereof.

			(c)	Restoration Only With Consent.  Any termination or
reduction of the Commitments pursuant to subparagraphs 2.8(a) or (b) shall be permanent, and the Commitments cannot thereafter be restored or increased without the written consent of all U.S. Banks, in the case of the Revolving
Credit Commitment, or all Banks, in the case of the Canadian Dollar
Commitment.

		2.9.  Prepayment; Repayment.
                  ---------------------

			(a)	Upon one (1) Business Day's prior written notice by
Borrowers to Agent (and to BOA Canada, in the case of the Canadian Dollar
Loan), Borrowers may prepay the outstanding principal balance of the Revolving
Credit Loan, the Canadian Dollar Loan or the Term Loan as specified by
Borrowers at any time without premium or penalty, except as provided in
Paragraph 2.10 below, provided that repayments of the Revolving Credit Loan or the Canadian Dollar Loan prior to the Termination Date shall not reduce the applicable Commitment and may be reborrowed and partial prepayments of the




Term Loan will be applied first to accrued interest and then to the outstanding principal balance of the Term Loan in the inverse order of the maturity of the installments thereof. Any prepayment shall be in an amount equal to or in excess of $250,000 (or CAN$250,000, in the case of repayment of the Canadian Dollar Loan).

			(b)	In the event that the aggregate U.S. Dollar Equivalent
of the outstanding principal amount of the Canadian Dollar Loan shall at any time exceed (i) the unborrowed balance of the Revolving Credit Commitment,
(ii) fifty percent (50%) of the aggregate outstanding principal amount of the
Revolving Credit Loan or (iii) Sixteen Million Dollars ($16,000,000), the
Agent shall promptly give notice of such fact to Borrowers and the Banks, and
Borrowers shall be required to make a payment pursuant to Paragraph 2.9(a)
hereof such that the aggregate U.S. Dollar Equivalent of the principal amount of the Canadian Dollar is less than or equal to the limits set forth in clauses (i), (ii) and (iii) above.  Such payment shall be made within five
Business Days following the date of such notice by Agent.

		2.10. Funding Costs; Loss of Earnings. In connection with any prepayment or repayment of any Canadian Dollar Portion or any Portion bearing interest based on the Adjusted Libor Rate or Adjusted CD Rate made on other than the last day of the applicable Interest Period, whether such prepayment or repayment is voluntary, mandatory, by demand, acceleration or otherwise, Borrowers shall pay to Banks all funding costs and loss of margin which may arise in connection with such prepayment or repayment, as calculated by Agent or the applicable Bank in accordance with Exhibit E attached hereto.

		2.11.  Payments.
                   --------

			(a)	Except as provided in Paragraph 2.11(b) below, all
payments of principal, interest, fees and other amounts due hereunder, including any prepayments thereof, shall be made by Borrowers to Agent in immediately available funds before twelve o'clock (12:00) noon Philadelphia time on any Business Day at the principal office of Agent set forth at the beginning of this Agreement, in U.S. Dollars.

			(b)	All payments on account of the Canadian Dollar Loan
shall be paid in Canadian Dollars to BOA Canada before twelve o'clock (12:00)
noon Philadelphia time on a Canadian Business Day at the office of BOA Canada at 4 King Street West, Toronto, Ontario M5H 1B6 Canada, Attention: Loans
Department, 17th Floor.

			(c)	All payments shall be applied first to accrued or
unpaid interest, fees, premiums and expenses hereunder and then to outstanding principal of the applicable Loan, in the inverse order of maturity of installments, if any.




			(d)	Borrowers hereby authorize Agent and each Bank to
charge any Borrower's account with Agent or such Bank for all payments of principal, interest and fees not paid when due hereunder.

		2.12.  Commitment Fee.   Borrowers shall pay to Agent for the
account of U.S. Banks a non-refundable commitment fee at the rate of (i) one-eighth of one percent (1/8%) per annum on the unborrowed portion of each Bank's Maximum Principal Amount up to Five Million Dollars ($5,000,000), plus
(ii) three-eighths of one percent (3/8%) per annum on the unborrowed portion of each Bank's Maximum Principal Amount in excess of Five Million Dollars ($5,000,000) (including in calculating the borrowed portion of Seafirst's Maximum Principal Amount the U.S. Dollar Equivalent of the outstanding Canadian Dollar Loan). Such commitment fee shall be payable at the offices of Agent quarterly in arrears on the first Business Day of each January, April, July and October, as billed by Agent. The commitment fee shall be calculated on the daily unborrowed portions of each Bank's Maximum Principal Amount as set forth above and on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

		2.13. Facility Fee. On or before the date of this Agreement, Borrowers shall have paid to Agent (for the ratable benefit of U.S. Banks) a facility fee in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000).

		2.14. Agent Fee. Borrowers will pay to Agent an agent fee in accordance with a letter agreement between Borrowers and Agent.

		2.15. Regulatory Changes in Capital Requirements. If any Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or any lending office of such Bank) or such Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company if any, as a consequence of this Agreement or the Advances made by such Bank pursuant hereto to a level below that which such Bank or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time Borrowers shall pay to such Bank on demand such additional amount or amounts as will compensate such Bank or its holding company for any such reduction suffered together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in Paragraph 2.6(b)(iii) hereof with respect to amounts not paid when due. Such Bank will notify Borrowers of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Paragraph 2.15 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

		A certificate of such Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified above shall be delivered to Borrowers and shall be conclusive absent manifest error. Borrowers shall pay such Bank the amount shown as due on any such certificate delivered by such Bank within five (5) days after its receipt of the same.

		Failure on the part of any Bank to demand compensation for increased costs or reduction in amounts received or receivable or reductions in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period.









	SECTION 3

	REPRESENTATIONS AND WARRANTIES
      ------------------------------

		Each Borrower represents and warrants to Banks as follows:

		3.1. Organization and Good Standing. Each Borrower is duly organized and existing and in good standing, under the laws of the jurisdiction of its incorporation, has the power and authority to carry on its business as now conducted, and is qualified to do business in all other jurisdictions in which the nature of its activities or the character of its properties requires such qualification.

		3.2. Power and Authority; Validity of Agreement. Each Borrower has the power and authority under the law of the jurisdiction of its incorporation, and under its articles of incorporation and by-laws, to enter into and perform this Agreement, the Notes, and all other agreements, documents and actions required hereunder; and all actions (corporate or otherwise) necessary or appropriate for Borrowers' execution and performance of this Agreement, the Notes, and all other agreements, documents and actions required hereunder have been taken, and, upon their execution, the same will constitute the valid and binding obligations of Borrowers to the extent they are a party thereto, enforceable in accordance with their respective terms.

		3.3. No Violation of Laws or Agreements. The making and performance of this Agreement, the Notes, and the other documents, agreements and actions required of Borrowers hereunder will not violate any provisions of any law or regulation, federal state or local, foreign or domestic, or the articles of incorporation or by-laws of any Borrower or result in any breach or violation of, or constitute a default under, any agreement or instrument by which any Borrower or its or their property may be bound.

		3.4. Material Contracts. There exists no material default under any contracts or agreements material to any Borrower or its or their respective businesses.

		3.5. Compliance. Each Borrower is in compliance in all material respects with all applicable laws and regulations, federal, state and local, foreign and domestic, material to the conduct of its business and operations; each Borrower possesses all the franchises, permits, licenses and grants of authority necessary or required in the conduct of its business, except for those franchises, permits, licenses and grants of authority the failure of which to obtain would not have a material adverse effect on the financial condition of the applicable Borrower and/or the conduct of its business; and the same are valid, binding and enforceable and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof; and no approvals, waivers or consents, governmental (federal, state or local), or non-governmental under the terms of contracts or otherwise, are required by reason of or in connection with its execution and performance of this Agreement, the Notes, and all other agreements, documents and actions required hereunder.

		3.6. Litigation. Except as set forth on Exhibit F attached hereto, there are no actions, suits, proceedings or claims which are pending or, to the best of its knowledge or information, threatened against a Borrower which, if adversely resolved, would substantially or materially affect its financial condition or business.

		3.7. Title to Assets. Each Borrower has good and marketable title to all of its properties and assets free and clear of any liens and encumbrances, except the liens and encumbrances in favor of Banks hereunder and those permitted pursuant to Paragraph 6.3 hereof, and all such assets are in good order and repair and fully covered by the insurance required under Paragraph 5.6 hereof.

		3.8. Capital Stock. The shares of the capital stock of each Borrower are validly issued, fully paid and non-assessable, and the issuance and sale thereof was in compliance with all applicable federal and state securities and other applicable laws and other contractual restrictions.

		3.9. Accuracy of Information. All information furnished to Banks concerning the financial condition of Borrowers, including the annual financial statement for VWR and its Consolidated Subsidiaries for the period ending December 31, 1993, copies of which have been furnished to Banks, have been prepared in accordance with GAAP and fairly present the financial condition of VWR and its Consolidated Subsidiaries as of the dates and for the periods covered and disclose all liabilities required to be disclosed by GAAP of VWR and its Consolidated Subsidiaries and there have been no material adverse changes in the financial condition or business(es) of VWR and its Consolidated Subsidiaries from the date of such statements to the date hereof.

		3.10. Taxes and Assessments. Each Borrower has filed all required tax returns or has filed for extensions of time for the filing thereof, and has paid all applicable federal, state and local taxes, other than (i) taxes not yet due or which may be paid hereafter without penalty, or
(ii) taxes which are being contested by applicable proceedings and for which reserves are being maintained in accordance with GAAP, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for in the financial statements required hereunder.

		3.11. Indebtedness. Borrowers have no presently outstanding indebtedness or obligations, including contingent obligations and obligations under leases of property from others, except the indebtedness and obligations described in Exhibit F hereto and in the financial statements which have been furnished to Banks.





		3.12. Investments. Borrowers have no: (i) Subsidiaries or Affiliates, except that VWR owns Scientific Holdings and VWR International, and Scientific Holdings owns VWR Canada, and (ii) investments in or loans to any other individuals or business entities, except as described in Exhibit F hereto.

		3.13. ERISA. Each Borrower is in compliance in all material respects with all applicable provisions of ERISA; and,

			(a)	Neither a Borrower, any Subsidiary nor any ERISA
Affiliate maintains or contributes to any multiemployer plan (as defined in Section 4001 of ERISA) under which a Borrower, any Subsidiary or any ERISA Affiliate has any unfunded obligation to contribute or has incurred any other unfunded liability or would have any withdrawal liability if they fully withdrew as of the date the representation is being made.

			(b)	Neither a Borrower, nor any Subsidiary nor any ERISA
Affiliate, sponsors or maintains any defined benefit pension plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived.

			(c)	The liability for accrued benefits under each defined
benefit pension plan that will be sponsored or maintained by each Borrower, any Subsidiary or any ERISA Affiliate (determined on the basis of the actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan.

			(d)	The aggregate liability of Borrowers and any Subsidiary and any
ERISA Affiliate arising out of or relating to a failure of any employee pension benefit plan within the meaning of Section 3(2) of ERISA multiemployer pension plan to which a Borrower, any Subsidiary or any ERISA
Affiliate is or has been required to contribute, to comply with the provisions of ERISA or the Code, will not have a material adverse effect upon the business, operations or financial condition of the Borrowers or any
Subsidiary.

			(e)	There does not exist any unfunded liability
(determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of a Borrower, any Subsidiary or ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits, except for the unfunded liability for retiree health benefits reflected in the financial statements of Borrowers as a result of the implementation of Standard 106 of the Financial Accounting Standards Board.





			(f)	There has been no Prohibited Transaction with respect
to any employee benefit plan which could result in any material adverse effect upon the business, operations or financial condition of Borrowers or any
Subsidiary.

			(g)	Neither a Borrower, any Subsidiary nor any other ERISA
Affiliate has instituted or intends to institute proceedings to terminate any employee pension benefit plan and no multiemployer pension plan is in reorganization (as defined in Section 4241(a) of ERISA).

		3.14. Fees and Commissions. No Borrower owes any fees or commissions of any kind, and knows of no claim for any fees or commissions, in connection with Borrowers' obtaining the Loans from Banks, except those provided herein.

		3.15. No Extension of Credit for Securities. No Borrower is now, nor at any time has it been engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any securities. The proceeds of the Loans shall be used by Borrowers as set forth in Paragraph 2.4 hereof and none of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

		3.16. Perfection of Security Interest. Upon the filing of the financing statements and registrations covering all the security interests created by the Collateral Security Documents, in all places as, in the opinion of counsel for Borrowers, are necessary to perfect said security interests, no further action, including any filing or recording of any document, is necessary in order to establish, perfect and maintain a first priority security interests in the assets covered by the Collateral Security Documents, except for the liens permitted by Paragraph 6.3 hereof and except for the periodic filing of continuation statements with respect to financing statements and registrations filed under the Uniform Commercial Code or comparable provisions of the applicable jurisdiction(s).

		3.17.  Purchase Documents.
                   ------------------

			(a)	Delivery.  Complete and correct copies of the Canlab
Acquisition Agreements have been provided to Banks.

			(b)	Validity.  VWR and VWR Canada each has the power and
authority under the laws of its respective jurisdiction of incorporation and under its respective articles of incorporation and by-laws to enter into and perform the Canlab Acquisition Agreements; all actions (corporate or otherwise) necessary or appropriate for the execution and performance of the Canlab Acquisition Agreements by VWR and VWR Canada have been taken; and the Canlab Agreements constitute the valid and binding obligation of each party thereto, enforceable in accordance with their respective terms.

			(c)	No Violations.  The making and performance of the
Canlab Acquisition Agreements will not violate any provision of any law or regulation, federal, state or local, including without limitation all state corporate laws and judicial precedents of the jurisdiction of incorporation of VWR and VWR Canada, respectively, and will not violate any provisions of the articles of incorporation and by-laws of VWR or VWR Canada, or constitute a default under any agreement by which VWR or VWR Canada or their property may be bound.

		3.18.  Hazardous Wastes, Substances and Petroleum Products.
                   ---------------------------------------------------

			(a)	Each Borrower: (i) has received all permits, licenses,
authorizations and approvals and filed all notifications and reports necessary to carry on its businesses; and (ii) is in compliance with all material federal, state or local, foreign or domestic, laws and regulations governing the control, removal, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products, including without limitation as provided in the provisions of and the regulations under the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, the Solid Waste
Disposal Act, the Clean Water Act and the Clean Air Act, and any regulations thereunder, the Resource Conservation and Recovery Act of 1976, the Federal
Water Pollution Control Act Amendments of 1972, and the Hazardous Materials
Transportation Act (all of the foregoing enumerated and non-enumerated statutes, including without limitation any applicable state or local statutes, as amended, collectively the "Environmental Control Statutes").

			(b)	Except as set forth on Exhibit F attached hereto, no
Borrower has given any written or oral notice to the Environmental Protection
Agency ("EPA") or any state or local or foreign agency or governmental body with regard to any actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products on properties owned or leased by such Borrowers or in connection with the conduct of its business and operations and, to the best of Borrowers' knowledge, there are no circumstances, processes, facilities, operations, equipment or any other activities at, on or under any such properties that constitute a material breach of or material non-compliance with any of the Environmental
Control Statutes.





			(c)	Except as set forth on Exhibit F attached hereto, no
Borrower has received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any
Environmental Control Statute.  Exhibit F attached hereto does not include notice with respect to matters that are no longer pending.

		3.19. Solvency. To the best of VWR's knowledge, VWR is, and after receipt and application of the first advance will be, solvent such that:
(i) the fair value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of VWR) is greater than the total amount of its liabilities, including without limitation, contingent liabilities, (ii) the present fair salable value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of VWR) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (iii) it is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. VWR (i) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (ii) is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this Paragraph 3.19, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual mature liability.

		3.20. Senior Debt Status. The obligations of Borrowers under this Agreement and the Notes do rank and will rank senior in priority of payment and lien to all other indebtedness of Borrowers except for any indebtedness of Borrowers under the Permitted L/Cs, which shall rank pari passu with the indebtedness of Borrowers under this Agreement and the Notes, and except for indebtedness of Borrowers to the extent secured by liens permitted pursuant to Paragraph 6.3 hereof.

		3.21. No Burdensome Agreements. No Borrower is a party to or bound by any agreement, contract, instrument, understanding or commitment of any kind or subject to any corporate or other restriction the performance or observance of which now has or, as far as Borrowers can reasonably foresee, would have a Material Adverse Effect.

		3.22. Full Disclosure. As of the date hereof, neither this Agreement, nor any certificate, statement, agreement or other documents furnished to Banks in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact pertaining specifically to Borrowers known to Borrowers which could have a Material Adverse Effect, which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to Banks prior to or at the date hereof in connection with the transactions contemplated hereby or in the Borrowers' filings with the Securities and Exchange Commission.

	SECTION 4

	CONDITIONS
      ----------

		4.1. Effectiveness of Agreement. The effectiveness of this Agreement and the obligation of Banks or any one of them to make the first Advance under the Revolving Credit Commitment and the Canadian Dollar Commitment shall be subject to Banks' receipt of the following documents and satisfaction of the following conditions, each in form and substance satisfactory to Banks:

			(a)	Notes.  The Revolving Credit Notes duly executed by
Borrowers in favor of each Bank and the Canadian Dollar Note duly executed by
Borrowers in favor of BOA Canada.

			(b)	Collateral Security Documents.
                        -----------------------------

				(i)	A security agreement executed by Borrowers in
favor of Agent granting a first lien security interest in all of Borrowers'
accounts receivable and inventory, as security for the Loans and the Permitted
L/Cs, together with financing statements, landlord waivers, mortgagee consents and waivers and evidence of any other recordations required by applicable law or by Agent to perfect such security interests in the United States and
Canada;

			    (ii)	A hypothecation agreement executed by Borrowers
in favor of Agent granting a first lien security interest in all of Borrowers'
accounts receivable and inventory under the laws of Quebec, Canada, registered in the Central Registry, together with all other documents, agreements, filings and registrations as Quebec counsel to Borrowers shall determine are necessary or appropriate to create or perfect such security interests;

			   (iii)	A general assignment of book debts executed by
Borrowers in favor of Agent granting a first lien security interest in all of
Borrowers' book debts under the laws of New Brunswick, Nova Scotia, Prince
Edward Island and Newfoundland, Canada, and all required affidavits,




registered in the appropriate filing offices of such Provinces, together with all other documents, agreements, filings and registrations as Canadian counsel to Borrowers shall determine are necessary or appropriate to create or perfect such security interests; and

			    (iv)	All other documents, agreements, filings,
recordings, and registrations as Agent shall reasonably require to create and perfect security interests in all of Borrowers' inventory and accounts receivables, or otherwise to effectuate the foregoing.

			(c)	Authorization Documents.  Certified copies of the
articles of incorporation, bylaws and resolutions of the Board of Directors of each Borrower authorizing each such Borrower's execution and full performance of this Agreement, the Notes and all other documents and actions required hereunder, and, with respect to VWR, those officers authorized to request Advances hereunder, and an incumbency certificate setting forth the authorized officers of Borrowers.

			(d)	Opinion of Counsel.  Opinion letters from United
States, Canada and Barbados counsel for Borrowers, in the form of Exhibits G-
1, G-2 and G-3 attached hereto.

			(e)	Insurance.  Certificates of insurance with respect to
each Borrower's fire, casualty, liability and other insurance covering its respective property and business, including loss payee endorsements in favor of Agent (for the benefit of Banks) as to all collateral under the Collateral
Security Documents.

			(f)	Good Standing Certificates.  Certificates of good
standing or subsistence dated a recent date from the Secretary of State or appropriate taxing authority in the state of incorporation and each state of qualification with respect to each Borrower.

			(g)  Lien Searches.  Uniform Commercial Code, tax, judgment
lien searches against Borrowers in such jurisdictions as Agent shall reasonably request.

			(h)	Collateral Audit.  Agent shall have completed a
collateral audit, which shall have been delivered to Banks and shall be in form and substance satisfactory to Banks.

			(i)	Collateral Certifications.  Certificates by each
Borrower regarding the location of their offices and inventory, in form and substance satisfactory to Agent.

			(j)	Other Documents.  Such additional documents as Banks
reasonably may request.





		4.2. Term Loan. The obligations of the Banks to advance the Term Loan shall be subject to the satisfaction of each of the conditions set forth in Paragraph 4.1 hereof, and the receipt by Banks of the following documents and satisfaction of the following conditions, each in form and substance reasonably satisfactory to Banks:

			(a)	Term Notes.  The Term Notes executed by Borrowers in
favor of each Bank.

			(b)	Canlab Acquisition.  The Canlab Acquisition shall be
consummated substantially on the terms set forth in the Canlab Acquisition
Agreements.

			(c)	Bringdown Certificate.  A certificate executed by the
chief financial officer and the chief executive officer of VWR dated the date of the advance of the Term Loan certifying that (i) the representations and warranties set forth herein are true and correct as if made on the date of such certificate, (ii) no Event of Default or Default has occurred and is continuing on the date of such certificate or will be caused by such advance of the Term Loan, and (iii) there has been no material adverse change in any
Borrower's financial condition or business since the date hereof.

			(d)	Other Documents.  Such additional documents as Banks
reasonably may request.

		4.3. Each Advance. The obligation of any Bank to make any Advance under the Revolving Credit Commitment and the Canadian Dollar Commitment shall be subject to receipt of a completed Advance Request Form as required by Paragraph 2.7(a) hereof, and any other documents or information reasonably required by Banks in connection therewith.

		4.4. Additional Condition to Banks' Obligations. It shall be a condition to any Bank's obligation hereunder to make any Advance under the Commitments or any advance of the Term Loan that the representations and warranties set forth herein shall be true and correct as if made on the date of such advance, that no Event of Default or Default shall have occurred and be continuing on the date of such advance or be caused by such advance, and that there shall have been no material adverse change in any Borrower's financial condition or business since the date hereof.

	SECTION 5

	AFFIRMATIVE COVENANTS
      ---------------------

		Each Borrower covenants and agrees that so long as the Revolving Credit Commitment or Canadian Dollar Commitment, or any indebtedness of Borrowers to Banks, is outstanding hereunder, it will




		5.1. Existence and Good Standing. Preserve and maintain its existence as a corporation and its good standing in all states and other jurisdictions in which it conducts business and the validity of all its franchises, licenses, permits, certificates of compliance or grants of authority required in the conduct of its business.

		5.2. Quarterly Financial Statements. Furnish Agent (which shall deliver to Banks within seven (7) Business Days of its receipt) as soon as practicable but in no event later than forty-five (45) days after the end of each of the first three quarterly fiscal periods hereafter with unaudited, quarterly consolidated and consolidating financial statements, in form and substance as required by Required Banks, including a balance sheet, an income statement and a statement of cash flows, prepared for VWR and its Consolidated Subsidiaries and the information required to apply the criteria prescribed in Paragraphs 5.12 through 5.18 and 6.1 through 6.5 hereof, prepared in accordance with GAAP, together with a certificate executed by the chief financial officer of VWR stating that the financial statements fairly present the financial condition of VWR and its Consolidated Subsidiaries as of the date and for the periods covered and that as of the date of such certificate there has not been any violation of any provision of this Agreement or the happening of any Event of Default or Default hereunder.

		5.3. Annual Financial Statements. Furnish Agent (which shall deliver to Banks within seven (7) Business Days of its receipt) as soon as practicable but in no event later than ninety (90) days after the close of each fiscal year commencing with fiscal 1993 (or the date of filing VWR's 10-K report with the Securities and Exchange Commission if VWR has obtained an extension for such filing, but in no event more than one hundred twenty (120) days after the close of VWR's fiscal year) with audited consolidated and consolidating annual financial statements, including the financial statements and information required under Paragraph 5.2 hereof, which financial statements shall be prepared in accordance with GAAP and shall be certified without qualification by an independent certified public accounting firm satisfactory to Banks (it being acknowledged and agreed that Ernst and Young is satisfactory to Banks); and cause Banks to be furnished, at the time of the completion of the annual audit, with a certificate signed by such accountants to the effect that to the best of their knowledge there have been no violations of any provisions of this Agreement or the happening of any Event of Default or Default hereunder.

		5.4. Monthly Report. No later than ten o'clock (10:00) a.m. Philadelphia time fifteen (15) Business Days after the last day of each month, Borrowers shall deliver to Agent (which shall deliver to Banks within seven
(7) Business Days of its receipt) a report showing (a) the calculation of the Funded Debt to Borrowing Base ratio as of such month end and identifying the location of inventory as of such month end in a manner sufficient to demonstrate compliance with the requirements of Paragraph 5.19 hereof and (b) the aggregate outstanding amount of all funds which have been advanced to VWR International




		5.5. Books and Records. Keep and maintain satisfactory and adequate books and records of account in accordance with GAAP and make or cause the same to be made available to Banks or their agents or nominees at any reasonable time upon reasonable notice for inspection and to make extracts thereof.

		5.6. Insurance. Keep and maintain all of its property and assets in good order and repair and fully covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, and upon any Bank's request, furnish to Banks evidence of such insurance.

		5.7. Litigation; Event of Default. Notify Agent in writing immediately of: (a) the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which could materially adversely affect its business, operations or financial condition, and (b) the occurrence of any Event of Default or Default hereunder and immediately upon the occurrence of any Event of Default, deliver a certificate of the chief financial officer of Borrowers setting forth the details thereof and the action which the applicable Borrower is taking or proposes to take with respect thereto.

		5.8. Taxes. Pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred, unless the same are currently being contested in good faith by appropriate proceedings.

		5.9. Costs and Expenses. Pay or reimburse Agent for all reasonable out-of-pocket costs and expenses (including but not limited to attorneys' fees and disbursements) Agent may pay or incur in connection with the preparation, review and negotiation of this Agreement and all waivers, consents and amendments in connection with this Agreement and all other documentation related thereto, and pay or reimburse Banks for all costs and expenses (including without limitation attorney's fees and disbursements) in connection with the collection or enforcement of this Agreement, the Notes or the Loans, including without limitation any fees and disbursements incurred in defense of or to retain amounts of principal, interest or fees paid. All obligations provided for in this Paragraph 5.9 shall survive any termination of this Agreement or the Revolving Credit Commitment and the repayment of the Loans.

		5.10.  Compliance.
                   ----------

			(a)	Comply in all respects with all local, state and
federal, foreign and domestic, laws and regulations applicable to its business, including without limitation the Environmental Control Statutes, the




Securities Act of 1933, the Securities Exchange Act of 1934, and the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by Borrowers, except where failure to be in compliance would not have a material adverse effect on the financial condition of the applicable Borrower; and notify Agent immediately in detail of any such actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises or licenses, grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority.

			(b)	With respect to the Environmental Control Statutes,
notify Agent when, in connection with the conduct of Borrowers' business or operations, any person, or EPA or any state or local or foreign agency or governmental body provides oral or written notification to any Borrower or any
Subsidiary with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products to the extent that any action taken with respect to the subject of such notification could have a material adverse effect on the financial condition of the applicable Borrower; and notify Agent in detail immediately upon the receipt by a Borrower or any Subsidiary of an assertion of liability under the Environmental Control Statutes, any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises or grants of authority, or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority.

		5.11.  ERISA.
                   -----

			(a)	Comply in all material respects with the provisions of
ERISA to the extent applicable to any employee benefit plan maintained for any of Borrowers' or a Subsidiary's employees or any multiemployer pension plan to which a Borrower, any Subsidiary or any ERISA Affiliate is required to contribute; not incur any material accumulated funding deficiency or withdrawal liability (within the meaning of ERISA), or any material liability to the PBGC; and not permit any Prohibited Transaction or Reportable Event or other event to occur which could have a material adverse effect on the financial condition of Borrowers or any of them or any employee benefit plan or which may be the basis for the PBGC to assert a material liability against it or which may result in the imposition of a lien on Borrowers' properties or assets.





			(b)	Notify Agent in writing promptly after it has come to
the attention of senior management of Borrowers of the assertion or threat of any Prohibited Transaction or Reportable Event, the existence of any fact or set of facts or event (including without limitation any change in the actuarial assumptions or funding methods of any employee benefit plan or the incurrence of any withdrawal liability under any multiemployer plan) which could have a Material Adverse Effect or may be the basis for the PBGC to assert a material liability against it or impose a lien on Borrowers'
properties or assets.  Borrowers shall also provide to Agent promptly after receipt thereof, copies of (i) all notices received by any of Borrowers or any
ERISA Affiliate of the reorganization of any multiemployer pension plan or the
PBGC's intent to terminate any employee benefit plan or multiemployer pension plan administered or maintained by any of Borrowers or any ERISA Affiliate, or to have a trustee appointed to administer any such employee benefit plan; and
(ii) at the request of a Bank each annual report and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each employee benefit plan or multiemployer plan administered or maintained by any of Borrowers or any ERISA
Affiliate or to which any of them makes contributions, and schedules showing the amounts contributed to each such plan by or on behalf of any of Borrowers or any ERISA Affiliate in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial
Information) to the annual report filed by any of Borrowers or any ERISA
Affiliate with the Internal Revenue Service with respect to each such plan.

		Period or Quarter Ends
            ----------------------

		5.12. Consolidated Current Ratio. Maintain at all times a Consolidated Current Ratio of not less than 1.8 to 1.

		5.13. Minimum Consolidated Working Capital. Maintain as of the last day of each fiscal quarter Consolidated Working Capital of not less than Forty Million Dollars ($40,000,000).

		5.14. Minimum Consolidated Tangible Net Worth. Maintain, as of the last day of each fiscal quarter, Consolidated Tangible Net Worth of not less than Thirty Million Five Hundred Thousand Dollars ($30,500,000) as of December 31, 1994, increased for each fiscal quarter after December 31, 1994 as of the last day of each such fiscal quarter on a cumulative basis, by the Quarterly Net Worth Covenant Adjustment.

		5.15. Consolidated Total Liabilities to Tangible Net Worth Ratio. Maintain, during the periods or on the dates set forth in the left hand column, as of the last day of each fiscal quarter, the Consolidated Total Liabilities to Tangible Net Worth Ratio in an amount not to exceed the ratios set forth in the right hand column:





            Quarter Ending    Ratio
            --------------    -----
		9/30/94	 	3.50:1
		12/31/94	 	4.20:1
		3/31/95	 	4.60:1
		6/30/95 - 9/30/95 4.80:1
		12/31/95	 	3.90:1
		3/31/96	 	4.10:1
		6/30/96 - 9/30/96	4.30:1
		12/31/96		3.50:1
		3/31/97		3.80:1
		6/30/97 - 9/30/97	4.00:1
		12/31/97		3.00:1
		3/31/98		3.30:1
		6/30/98 - 9/30/98	3.50:1
		12/31/98	 	2.60:1
		3/31/99	 	2.80:1
		6/30/99 - 9/30/99	3.10:1

		5.16. Minimum Consolidated Cash Flow Ratio. Maintain as of the last day of each fiscal quarter, for the four most recently-ended fiscal quarters, a Consolidated Cash Flow Ratio of not less than 3 to 1.

		5.17. Consolidated Fixed Charge Coverage Ratio. Maintain (a) as of the last day of the fiscal quarter ended September 30, 1994, for such fiscal quarter, a Consolidated Fixed Charge Coverage Ratio of not less than
1.25 to 1, and (b) as of the last day of each fiscal quarter thereafter as set forth in the left hand column below, for the four most recently-ended fiscal quarters, a Consolidated Fixed Charge Coverage Ratio as set forth in the right hand column below:

		Quarter Ending	       Ratio
            --------------           -----
            12/31/94 - 9/30/95       1.00:1
            12/31/95                 1.10:1
            3/31/96 and thereafter   1.05:1

		5.18. Funded Debt to Borrowing Base Ratio. Maintain, as of the last day of each month, Funded Debt (including without limitation the aggregate outstanding principal balance of the Loans) in an amount not to exceed the Borrowing Base, provided, however, that during the applicability of any Permitted Overadvance, so long as no other Funded Debt is at that time outstanding, the aggregate outstanding principal amount of the Loans
(including the U.S. Dollar Equivalent of the Canadian Dollar Loan) may exceed the Borrowing Base by the Permitted Overadvance.






		5.19. Landlord Waivers. Maintain not less than ninety percent (90%) of all of Borrowers' Eligible Inventory at locations which (a) are owned free and clear of any mortgage or other lien by a Borrower, or (b) are leased by a Borrower from the owner of such facility and such owner has executed a landlord waiver and consent in form and substance satisfactory to Agent.

		5.20. Subsequent Credit Terms. Notify Agent (which shall deliver a copy of such notice to Banks within seven (7) Business Days after Agent's receipt thereof) in writing not less than five (5) Business Days prior to entering into any new credit arrangement or any amendment or modification of any credit arrangement. Upon Borrowers' entry into any such new arrangement or modification or amendment pursuant to which Borrowers or any of them agree to financial covenants which are more restrictive to VWR and its Consolidated Subsidiaries than those contained in Sections 5 and 6 hereof, the corresponding covenants, terms and conditions of this Agreement shall be and shall be deemed to be automatically and immediately amended to conform with and to include the applicable covenants, terms and/or conditions of such other agreement; provided, however, that this Paragraph 5.20 shall not be applicable or be deemed to affect any provision of this Agreement if any new arrangement or any amendment or modification is less restrictive to VWR and its Consolidated Subsidiaries. Borrowers hereby agree promptly to execute and deliver any and all such documents and instruments and to take all such further actions as Agent may deem necessary or appropriate to effectuate the provisions of this Paragraph 5.20.

		5.21. Deposit Accounts. Maintain a deposit account with each Bank.

		5.22. Management Changes. Notify Agent (which shall deliver a copy of such notice to Banks within seven (7) Business Days after Agent's receipt thereof) in writing within thirty (30) days after any change of its executive officers.

		5.23. Other Documents/Information. Deliver to Agent any and all other documents, instruments and information, financial or otherwise, reasonably requested by Agent on behalf of Banks from time to time and promptly upon the mailing thereof to the shareholders of VWR, copies of all financial statements, reports and proxy statements so mailed, and upon the filing thereof, copies of all registration statements and annual, quarterly or current reports which VWR shall have filed with the Securities and Exchange Commission.

		5.24. Successor Agent. In the event of the appointment of any successor Agent pursuant to Paragraph 9.15 hereof, execute and deliver any documents reasonably requested by Banks to effectuate and confirm the transfer to such successor Agent of all rights, powers, duties, obligations and property vested in its predecessor Agent hereunder.





	SECTION 6

	NEGATIVE COVENANTS
      ------------------

		So long as the Revolving Credit Commitment or Canadian Dollar Commitment, or any indebtedness of Borrowers to Banks, remains outstanding hereunder, each Borrower covenants and agrees that without Required Banks' or Banks', as applicable, prior written consent, it will not and it will not permit any Subsidiary to:

		6.1. Guaranties. Guarantee or assume or agree to become liable in any way for, either directly or indirectly, any indebtedness or liability of others except: (i) as set forth on Exhibit F attached hereto; (ii) to endorse checks or drafts in the ordinary course of business; (iii) other guaranties in the ordinary course of business up to a maximum aggregate principal amount of $500,000; and (iv) guaranties of indebtedness of Subsidiaries to the extent the incurrence of such indebtedness would be otherwise permitted hereunder.

		6.2. Loans. Make any loans or advances to others except: (i) loans or advances to another Borrower; (ii) loans or advances to employees in an aggregate principal amount not in excess of One Million Dollars ($1,000,000) outstanding at any time; (iii) a five-year subordinated line of credit not to exceed the aggregate principal amount of $5,000,000 to Momentum Graphics Inc. ("Momentum") and which matures February 28, 1995; provided, that VWR acknowledges and agrees that it will not make any advance to Momentum if:
(a) after giving effect to such advance, there would exist an Event of Default or Default under the terms of this Agreement; (b) as of the date of any such advance the amount of the advance were subtracted from total assets in calculating Consolidated Tangible Net Worth, on a pro forma basis as of the most recently-ended fiscal quarter, and as a result thereof VWR and its Consolidated Subsidiaries would not be in compliance with Paragraph 5.14 hereof; or (c) as of the date of any such advance, the amount of the advance were written off by VWR and as a result thereof, VWR and its Consolidated Subsidiaries would fail to meet, on a pro forma basis as of the most recently-ended fiscal quarter, any of the covenants set forth in this Agreement; and
(iv) VWR may lend up to Four Million Dollars ($4,000,000) to an ESOP.

		6.3. Liens and Encumbrances. Create or suffer to exist any mortgage, deed of trust, security interest or lien on any of its or its Subsidiaries' property or assets of any kind or nature other than the security interests granted pursuant to the Collateral Security Documents, and those which are:

			(a)	pledges and deposits made in the ordinary course of
business in connection with workmen's compensation, unemployment insurance, pensions and other social security benefits;





			(b)	liens securing the performance of bids, tenders,
leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

			(c)	liens imposed by law, such as carriers',
warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings;

			(d)	liens securing the payment of taxes, assessments, and
governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which the applicable Borrower or a Subsidiary, as the case may be, shall have set aside on its books adequate reserves as required by GAAP;

			(e)	zoning restrictions, easements, licenses,
reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs (i) the use of any parcel of property material to the operation of the business of a Borrower or any Subsidiary or (ii) the value of such property for the purpose of such business;

			(f)	liens upon any property acquired or newly constructed
by a Borrower or any Subsidiary which are created or incurred contemporaneously with or within ninety (90) days after such acquisition or construction to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction (but no additional amounts); provided that any such mortgage or security interest shall not apply to any other property of a Borrower or any Subsidiary;

			(g)	liens on property existing at the time such property
is acquired by a Borrower or a Subsidiary, and liens on property of a
Subsidiary existing at the time it becomes a Subsidiary provided, in each case, that such liens were not created in contemplation of the acquisition by a Borrower or such Subsidiary of such property or the acquisition by a
Borrower of such Subsidiary;

			(h)	liens on the property or assets of a Subsidiary in
favor of VWR or another Subsidiary;

			(i)	liens existing on the date of this Agreement and
disclosed in the financial statements referred to in Paragraph 3.9 hereof or the notes thereto;





			(j)	extensions, renewals and replacements of liens
referred to in subparagraphs (a) through (i) of this Paragraph 6.3; provided, that any such extension, renewal or replacement lien shall be limited to property or assets secured by the lien extended, renewed or replaced and that the obligations secured by such extension, renewal or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed or replaced; and

			(k)	other liens incurred in the ordinary course of
business of a Borrower and its Subsidiaries securing indebtedness not in excess of the aggregate principal amount of One Million Dollars ($1,000,000) for all Borrowers and Subsidiaries; provided, however, that there shall be no liens or encumbrances against inventory, accounts, contract rights, chattel paper, instruments or documents of any kind derived from the sale of goods or services, and that such liens shall not be covered by subparagraph (j) above.

		6.4. Transfer of Assets; Liquidation. Sell, lease, transfer or otherwise dispose of any part or amount of its assets, real or personal, including without limitation any sale and leaseback of real property owned by any Borrower for a sale price in excess of $1,000,000, other than such transactions in the normal and ordinary course of business for value received; or discontinue or liquidate any substantial part of its operations or business.

		6.5. Acquisitions and Investments. (i) Except in the ordinary course of business, purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any investments in, any other firm or corporation; (ii) merge or consolidate with or into any other firm or corporation; (iii) enter into any new business activities or ventures not directly related to its present business; or (iv) create any Subsidiary unless within thirty (30) days of its formation such Subsidiary becomes a party to this Agreement and executes and becomes jointly and severally liable on any and all Notes which are then or thereafter outstanding and executes such documents and joinders as Required Banks shall reasonably request; provided, however, that Borrowers may take such actions enumerated in subparagraphs (i) and (ii) above provided that
(x) VWR is the surviving corporation, (y) any such action shall not create and there shall not be an Event of Default or Default hereunder and (z) the aggregate consideration paid by Borrowers (including indebtedness assumed by Borrowers) in connection with such transaction and any other transactions since July 22, 1994 is less than One Million Dollars ($1,000,000).

		6.6. Use of Proceeds. Use any of the proceeds of the Loans, directly or indirectly, to purchase or carry margin securities within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; or engage as its principal business in the extension of credit for purchasing or carrying such securities.





	SECTION 7

	ADDITIONAL COLLATERAL AND RIGHT OF SET OFF
      ------------------------------------------

		7.1. Additional Collateral. As additional collateral for the payment of any and all of Borrowers' indebtedness and obligations to Banks, whether matured or unmatured, now existing or hereafter incurred or created hereunder or otherwise, Borrowers hereby grant to Banks a security interest in and lien upon all funds, balances or other property of any kind of Borrowers, or in which any Borrower has an interest, limited to the interest of Borrowers therein, but only to the extent such funds, balances or other property are now or hereafter in the possession, custody or control of any Bank.

		7.2. Right of Set-off. Each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of each Borrower against any and all of the obligations of Borrowers now or hereafter existing under this Agreement and the Note held by such Bank, irrespective of whether such Bank shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Bank agrees promptly to notify Borrowers after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

	SECTION 8

	DEFAULT
      -------

		8.1. Events of Default. Each of the following events shall be an Event of Default hereunder:

			(a)	If Borrowers shall fail to pay when due any
installment of principal or any other sum payable to Banks hereunder or otherwise or if Borrowers shall fail to pay when due, or within three (3) Business Days thereafter, any interest payable to Banks hereunder;

			(b)	If any representation or warranty made herein or in
connection herewith or in any statement, certificate or other document furnished hereunder is or becomes false or misleading in any material respect;





			(c)	If any Borrower shall default in the payment or
performance of any obligation or indebtedness to another in excess of $1,000,000 aggregate principal amount or under any Permitted L/C, in each case, whether now existing or hereafter incurred;

			(d)	If any Borrower shall default in or fail to observe at
any test date the covenants set forth in Paragraphs 5.12 through 5.18 or 6.1 through 6.5 hereof;

			(e)	If any Borrower shall default in the performance of
any other agreement or covenant contained herein (other than as provided in subparagraphs (a), (b) or (d) above) or in any document executed or delivered in connection herewith, and such default shall continue uncured for twenty
(20) days after notice thereof to Borrowers given by Agent pursuant to the direction of Required Banks; provided, however, that Borrowers shall have up to thirty (30) days after notice to Borrowers to cure a default under
Paragraph 5.19 hereof; provided further, however, that at no time shall less than seventy-five percent (75%) of Eligible Inventory be located at locations described in clauses (a) and (b) of Paragraph 5.19;

			(f)	If:  (i) any person or group within the meaning of
Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the
"1934 Act") and the rules and regulations promulgated thereunder shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the 1934
Act), directly or indirectly, of securities of VWR (or other securities convertible into such securities) representing 10% of the combined voting power of all securities of VWR entitled to vote in the election of directors (hereinafter called a "Controlling Person"); or (ii) a majority of the Board of Directors of VWR shall cease for any reason to consist of (A) individuals who on the date hereof were serving as directors of VWR or (B) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the Board is recommended or approved by a majority of the Board of Directors of VWR. For purposes of clause (i) above, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing this subparagraph
(f) as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (i) above;

			(g)	If VWR ceases to own, directly or indirectly, one-
hundred percent (100%) of the legal and beneficial ownership of VWR Canada, of Scientific Holdings and of VWR International, or if any additional Subsidiary that has executed a joinder hereto pursuant to Paragraph 6.5 hereof ceases to be a Subsidiary;






			(h)	If custody or control of any substantial part of the
property of any Borrower shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; or
if any governmental regulatory authority or judicial body shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of any Borrower as now conducted;

			(i)	If any Borrower shall become insolvent, bankrupt or
generally fail to pay its debts as such debts become due; if any Borrower is adjudicated insolvent or bankrupt; or if any Borrower admits in writing its inability to pay its debts; or if any Borrower shall suffer the appointment of a custodian, receiver or trustee for it or substantially all of its property and if appointed without its consent, not be discharged within thirty (30)
days; or if any Borrower makes an assignment for the benefit of creditors; or
if any Borrower suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within twenty (20) days; or if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by any Borrower; or if any order for relief is entered relating to any of the foregoing proceedings; or
if any Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debt; or if any Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or

			(j)	If any judgment, writ, warrant or attachment or
execution or similar process which calls for payment or presents liability in excess of $1,000,000 shall be rendered or issued against or levied against any Borrower or its property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty (60) days after its issuance or levy.

		8.2. Remedies. Upon the happening of any Event of Default and at any time thereafter, at the election of Required Banks, and by notice by Agent to Borrowers (except if an Event of Default described in Paragraph 8.1(i) shall occur in which case acceleration shall occur automatically without notice), Required Banks may declare the entire unpaid balance, principal, interest and fees, of all indebtedness of Borrowers to Banks, hereunder or otherwise, to be immediately due and payable. Upon such declaration or deemed declaration, the Revolving Credit Commitment shall immediately and automatically terminate and Banks shall have no further obligation to make any Advances and shall have the immediate right to enforce or realize on any collateral security granted therefor, including without limitation pursuant to the Collateral Security Documents, in any manner or order they deem expedient without regard to any equitable principles of marshalling or otherwise. In addition to any rights granted hereunder or in any documents delivered in connection herewith, Banks shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.





	SECTION 9

	THE BANKS
      ---------

		This Section sets forth the relative rights and duties of Agent and Banks respecting the Loans and does not confer any enforceable rights on Borrowers against Banks or create on the part of Banks any duties or obligations to Borrowers.

		9.1.  Application of Payments.
                  -----------------------

			(a)	Except as set forth in Paragraph 9.1(c) below (i)
Agent shall apply all payments of principal and interest made to Agent hereunder by or on behalf of Borrowers on account of the Revolving Credit Loan or the Term Loan to the U.S. Banks on the basis of their respective Pro Rata Shares with respect to such Loans, and (ii) Agent shall apply all payments of fees, premiums and expenses made to Agent hereunder by or on behalf of Borrowers to the U.S. Banks as provided in this Agreement; provided, however, that in the event that Agent shall at any time receive any payments by or on behalf of Borrowers in excess of the aggregate outstanding balance of the Revolving Credit Loan and the Term Loan and all fees, premiums and expenses due to U.S. Banks hereunder, then Agent shall forward the amount of such excess to BOA Canada for application to the Canadian Dollar Loan in accordance with Paragraph 9.1(b).

			(b)	Except as set forth in Paragraph 9.1(c) below, BOA
Canada shall apply all payments of principal, interest, fees or other amounts made to it by or on behalf of Borrowers to the Canadian Dollar Loan, provided however that in the event that BOA Canada shall at any time receive any such payments by or on behalf of Borrowers in excess of the aggregate outstanding balance of the Canadian Dollar Loan, then BOA Canada shall forward the amount of such excess to Agent for application to the Revolving Credit Loan and the Term Loan in accordance with Paragraph 9.1(a).

			(c)	Upon the occurrence and during the continuance of an
Event of Default, (i) all amounts received by BOA Canada by or on behalf of
Borrowers in connection with the Canadian Dollar Loan or otherwise, and all amounts received by any U.S. Bank by or on behalf of Borrowers in connection with Permitted L/Cs or otherwise, shall be forwarded to Agent for application pursuant to clause (ii) following, and (ii) all amounts received by Agent by or on behalf of Borrowers (whether voluntary, involuntary, realized from
Collateral, or otherwise) shall be distributed among CoreStates, BOA Canada and the other Banks pro rata on the basis of the ratio which (x) the aggregate principal amount of indebtedness to each Bank under the Loans plus the aggregate amount available to be drawn under, and all unreimbursed draws under, Permitted L/Cs issued or participated in by such Bank, bears to (y) the aggregate principal amount of all indebtedness of Borrowers to Banks under the





Loans plus the aggregate amount available to be drawn under, and all unreimbursed draws under, Permitted L/Cs; provided, however, that in the event that any Bank shall have received an allocation of funds hereunder based on amounts available to be drawn under any Permitted L/C issued by or participated in by such Bank, and such Permitted L/C shall expire without being drawn upon, then such Bank shall return such funds to Agent for reallocation in accordance herewith.

			(d)	Any distribution of payments by Agent under Paragraphs
9.1(a) or (c) above shall be made promptly in federal funds immediately available at the office of each Bank set forth above.

		9.2. Setoff. In the event that a Bank, by exercise of its right of set off, reduces indebtedness owing to it hereunder or under the Permitted L/Cs by an amount greater than its pro rata share of such amount based upon the Banks' respective shares of principal indebtedness outstanding hereunder and of amounts available to be drawn under and unreimbursed draws under the Permitted L/Cs immediately before such setoff or other reduction, such Bank shall purchase a portion of the indebtedness hereunder owing to each other
Bank and of amounts available to be drawn under and unreimbursed draws under Permitted L/Cs issued or participated in by each other Bank, so that after such purchase each Bank shall hold its pro rata share of all the indebtedness then outstanding hereunder and of amounts available to be drawn under and unreimbursed draws under the Permitted L/Cs, based upon the Banks' respective shares of principal indebtedness outstanding and of amounts available to be drawn and unreimbursed draws under Permitted L/Cs immediately before such setoff or other reduction, provided that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of any such recovery, but without interest.

		9.3. Modifications and Waivers. No modification or amendment hereof, consent hereunder or waiver of any Event of Default shall be effective except by written consent of the Required Banks, provided, however, that the written consent of all Banks shall be required to (a) decrease the rate of interest, (b) increase the amount of the Term Loan, the Revolving Credit Commitment, or the Banks' respective Maximum Principal Amounts, (c) amend the definition of Required Banks, (d) amend, modify, waive, discharge or suspend compliance with any date of payment hereunder or the definition of the Termination Date, (e) amend, modify, waive, discharge or suspend compliance with the commitment fee, (f) amend, modify, waive, discharge or suspend compliance with Paragraph 6.3 or 6.4 hereof, (g) release any portion of the collateral under the Collateral Security Documents valued in excess of $200,000 based on a certificate as to the value of the collateral to be released provided to Banks by an executive officer of VWR, (h) increase the advance rates under the Borrowing Base, or (i) modify, amend, waive, discharge or suspend compliance with this Paragraph 9.3 hereof. Any amendment or waiver made pursuant to this Paragraph 9.3 shall apply to and bind all of the Banks and any future holder of any Notes.





		9.4. Obligations Several. The obligations of the Banks hereunder are several, and each Bank hereunder shall not be responsible for the obligations of the other Banks hereunder, nor, will the failure of one Bank to perform any of its obligations hereunder relieve the other Banks from the performance of their respective obligations hereunder.

		9.5. Banks' Representations. Each Bank represents and warrants to the other Banks that (i) it has been furnished all information it has requested for the purpose of evaluating its proposed participation under this Agreement; and (ii) it has decided to enter into this Agreement on the basis of its independent review and credit analysis of Borrowers, this Agreement and the documentation in connection therewith and has not relied for such analysis on any information or analysis provided by any other Bank.

		9.6. Investigation. No Bank shall have any obligation to the others to investigate the condition of Borrowers or any of the Collateral or any other matter concerning the Loans.

		9.7. Powers of Agent. Agent shall have and may exercise those powers specifically delegated to Agent herein, together with such powers as are reasonably incidental thereto.

		9.8. General Duties of Agent, Immunity and Indemnity. Agent will promptly deliver to Banks financial information and other material information regarding Borrowers received by it from Borrowers, and which has not been delivered by Borrowers to Banks. In performing its duties as Agent hereunder, Agent will take the same care as it takes in connection with loans in which it alone is interested, subject to the limitations on liabilities contained herein; provided that Agent shall not be obligated to ascertain or inquire as to the performance of any of the terms, covenants or conditions hereof by Borrowers. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action or omission by any of them hereunder or in connection herewith except for gross negligence or willful misconduct. Subject to such exception, each of the Banks hereby indemnifies Agent on the basis of such Bank's Pro Rata Share of all Loans, against any such liability, claim, loss or expense.

		9.9. No Responsibility for Representations or Validity, etc. Each Bank agrees that Agent shall not be responsible to any Bank for any representations, statements, or warranties of Borrowers herein. Neither Agent nor any of its directors, officers, employees or agents shall be responsible for the validity, effectiveness, sufficiency, perfection or enforceability of this Agreement and any collateral security therefor, or any documents relating thereto or for the priority of any of Banks' security interests in any such collateral security.

		9.10. Action on Instruction of Banks; Right to Indemnity. Agent shall in all cases be fully protected in acting or refraining from acting hereunder in accordance with written instructions to it signed by Required





Banks unless the consent of all the Banks is expressly required hereunder in which case Agent shall be so protected when acting in accordance with such instructions from all the Banks. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Banks, provided that except as otherwise provided herein, Agent may act hereunder in its own discretion without requesting such instructions. Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the other Banks on the basis of their respective Pro Rata Shares of all Loans, against any and all liability and expense which it may incur by reason of taking or continuing to take any such action.

		9.11. Employment of Agents. In connection with its activities hereunder, Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the default or misconduct of agents or attorneys-in-fact selected with reasonable care.

		9.12. Reliance on Documents. Agent shall be entitled to rely upon (a) any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and (b) upon the opinion of its counsel with respect to legal matters.

		9.13. Agent's Rights as a Bank. With respect to its share of the indebtedness hereunder, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent. Each of the Banks may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Borrowers as if it were not Agent or a Bank hereunder.

		9.14. Expenses. Each of the Banks shall reimburse Agent, from time to time at the request of Agent, for its share of any expenses incurred by Agent, based on such Bank's Pro Rata Share of all Loans, in connection with the performance of its functions hereunder (excluding, however, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder), provided however that in the event Banks shall reimburse Agent for expenses for which Borrowers subsequently reimburse Agent, Agent shall remit to each Bank the respective amount received from such Bank against such expenses, and provided further, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Agent.

		9.15. Resignation of Agent. Agent may at any time resign its position as Agent, without affecting its position as a Bank, by giving written notice to Banks and Borrowers. The Borrowers and Required Banks may at any time request that Agent resign its position as Agent and Agent agrees to so resign in accordance with the provisions hereof. Any such resignation shall take effect upon the appointment of a successor agent in accordance with this





Paragraph. In the event Agent shall resign, Banks shall appoint a Bank as successor agent, which successor Agent shall be subject to the approval of Borrowers. If within thirty (30) days of the Agent's notice of resignation no successor agent shall have been appointed by Banks and approved by Borrowers and accepted such appointment, then Agent, in its discretion may appoint any other Bank as a successor agent.

		9.16. Successor Agent. The successor Agent appointed pursuant to Paragraph 9.15 shall execute and deliver to its predecessor and Banks an instrument in writing accepting such appointment, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, duties and obligations of its predecessor Agent. The predecessor Agent shall deliver to its successor Agent forthwith all collateral security, documents and moneys held by it as Agent, if any, whereupon such predecessor Agent shall be discharged from its duties and obligations as Agent under this Agreement.

		9.17. Collateral Security. Agent will hold, administer and manage any collateral security pledged from time to time hereunder either in its own name or as Agent, but each Bank shall hold a direct, undivided beneficial interest therein, on the basis of its share of the indebtedness outstanding hereunder, by reason of and as evidenced by this Agreement, in accordance with Paragraph 9.1 hereof.

		9.18. Enforcement by Agent. All rights of action under this Agreement and under the Notes and all rights to the collateral security, if any, hereunder may be enforced by Agent and any suit or proceeding instituted by Agent in furtherance of such enforcement shall be brought in its name as Agent without the necessity of joining as plaintiffs or defendants any other Banks, and the recovery of any judgment shall be for the benefit of Banks subject to the expenses of Agent.

	SECTION 10

	MISCELLANEOUS
      -------------

		10.1. Indemnification and Release Provisions. Borrowers hereby agree to defend Agent and each Bank and their respective directors, officers, agents, employees and counsel from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interest judgments, costs, or expenses, including without limitation fees and disbursements of counsel, incurred by any of them arising out of or in connection with or by reason of this Agreement, the Revolving Credit Commitment, or the making of the Loans, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Control Statute or the application of any such Statute to any Borrower's or a Subsidiary's properties or assets. All obligations provided for in this Paragraph 10.1 shall survive any termination of this Agreement or the Revolving Credit Commitment and the repayment of the Loans.

		10.2. Participations and Assignments. Borrowers hereby acknowledge and agree that a Bank may at any time: (a) grant participations in all or any portion of the amount of the Loans or any Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by Borrowers hereunder shall be determined as if such Bank had not granted such Participation; and (ii) any agreement pursuant to which any Bank may grant a Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such amendment, modification or waiver would reduce the principal of or rate of interest on the Loans or postpone the date fixed for any payment of principal of or interest on the Loans; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Advances hereunder; and (b) assign all or any portion of its rights under the Loans with the prior written consent of the Agent and Borrowers together with the payment to the Agent of a $2,000 transfer fee.

		10.3. Binding and Governing Law. This Agreement and all documents executed hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed as to their validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania.

		10.4. Survival. All agreements, representations, warranties and covenants of Borrowers contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Loans hereunder and except for Paragraphs 5.9 and 10.1 which provide otherwise, will continue in full force and effect as long as any indebtedness or other obligation of Borrowers to any Bank remains outstanding.

		10.5. No Waiver; Delay. If Banks or any of them shall waive any power, right or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon any other Bank or the later occurrence or recurrence of any of said events with respect to any Bank. No delay by Banks in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of Banks' powers, rights or remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

		10.6. Modification; Waiver. No modification or waiver of any provision of this Agreement or any Note, nor any consent to any departure by Borrowers herefrom or therefrom, shall in any case be effective unless the same be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in any similar or other circumstances.

		10.7. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

		10.8. Notices. Any notice, request or consent required hereunder or in connection herewith shall be deemed satisfactorily given if in writing (including facsimile transmissions) and delivered by hand, transmitted or mailed (registered or certified mail) to the parties at their respective addresses or telecopier number set forth below or such other addresses or telecopier numbers as may be given by any party to the others in writing:

		if to Borrowers or any of them:

			c/o VWR Corporation
			1310 Goshen Parkway
			West Chester, PA  19380
			Attention:  Walter S. Sobon, Vice President
					  of Finance and Chief Financial Officer
			Telecopier:  (215) 436-1760

		with a copy to:

			Drinker, Biddle & Reath
			1000 Westlakes Drive
			Suite 300
			Berwyn, PA  19312
			Attention:  Thomas E. Wood, Esq.
			Telecopier:  (215) 993-8585

		if to CoreStates:

			CoreStates Bank, N.A.
			1500 Market Street
			Philadelphia, PA  19101-7618
			Attention:  Joseph Herbst, Vice President
			Telecopier:  (215) 973-6745




		if to Seafirst:

			Seattle-First National Bank
			Northwest National Division
			701 Fifth Ave., 12th Floor
			Seattle Washington  98104
			Attention:  John Wilson, Vice President
			Telecopier:  (206) 358-3113

		if to BOA Canada:

			Bank of America Canada
			1055 Dunsmuir Street
			Suite 574, Four Bentall Centre
			P.O. Box 49295
			Vancouver, British Columbia V7X 1L3
			Canada
			Attention:  Marc Elinger, Vice President
			Telecopier:  (604) 683-1940

		if to PNC:

			PNC Bank, National Association
			P.O. Box 7648
			Broad and Chestnut Streets
			Philadelphia, PA  19101
			Attention:  Victoria Ziff, Vice President
			Telecopier:  (215) 585-5972

Failure to provide notice to Drinker, Biddle & Reath as provided above shall not cause to be ineffective any notice provided to Borrowers which is otherwise in accordance with the terms hereof.

		10.9. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, provided however that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.

		10.10. Time of Day. All time of day restrictions imposed herein shall be calculated using Agent's local time.

		10.11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.





		10.12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

		10.13. Withholding Taxes Clause. All amounts payable under this Agreement, whether principal, interest or otherwise, shall be paid in full, free and clear of any present or future taxes, levies, imposts, duties, charges, fees or withholdings and without set-off or counterclaim or any restriction or condition or deduction whatsoever. If Borrowers or any of them are compelled by law to make any deduction or withholding, it or they will ensure that the same does not exceed the minimum liability therefor and will promptly pay Agent (for the benefit of Banks) such additional amount as will result in the net amount received by Banks being equal to the full amount which would have been receivable had there been no deduction or withholding.

		10.14.  Currency Conversion Clause.

			(a)	If any amount due from Borrowers under this Agreement
or any order or judgment given or made in relation hereto has to be converted from United States currency or Canadian currency (as the case may be) (the
"first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of
(i) making or filing a claim or proof against Borrowers, (ii) obtaining an order or judgment in any court or other tribunal, or (iii) enforcing any order or judgment given or made in relation hereto, Borrowers hereby undertake to indemnify Banks from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the amount in question from the first currency into the second currency and
(b) the rate or rates of exchange of which Banks may in the ordinary course of business purchase the first currency with the second currency upon receipt of an amount paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

			(b)	Any such conversion shall be made at the buying spot
rate of exchange at which Banks could purchase the first currency with the second currency at the close of business on the day before the day on which the judgment is given at the place where such court is located.  If there is a change in such rate of exchange prevailing between the day before the judgment is given and the date of payment thereof, Borrowers agree to pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the second currency which, when converted into the first currency at such rate of exchange in effect on the date of payment, is the amount then due under this Agreement in the first currency.






			(c)	Any amount due from Borrowers under this Paragraph
10.14 will be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other amounts due under or in respect of this Agreement. In no event, however, shall Borrowers be required to pay more in the first currency at such rate of exchange when payment is made than the amount of the first currency stated to be due hereunder, so that in any event Borrowers' obligations hereunder will be effectively maintained as obligations in the first currency.

		10.15.  Submission to Jurisdiction.
                    --------------------------

			(a)	Borrowers hereby irrevocably submit to the
jurisdiction of any Commonwealth of Pennsylvania or Federal court sitting in Philadelphia, Pennsylvania, over any action or proceeding arising out of or relating to this Agreement. VWR Canada, Scientific Holdings and VWR International each hereby irrevocably appoint VWR (the "Process Agent"), as its agent to receive on its behalf service of copies of summons and complaints and any other process which may be served in any action or proceeding arising hereunder. Such service may be made by mailing or delivering a copy of such process by registered or certified mail, postage prepaid, to VWR Canada, Scientific Holdings or VWR International, as the case may be, in care of VWR at its address set forth at the beginning of this Agreement, and VWR Canada, Scientific Holdings and VWR International each hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Borrowers agree that a final judgment in any such action or proceeding shall be conclusive, subject to appellate relief, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

			(b)	Nothing in this Paragraph 10.15 shall affect the right
of Banks to serve legal process in any other manner permitted by law or affect the right of Banks to bring any action or proceeding against Borrowers or any of its or their properties in the courts of other jurisdictions to the extent otherwise permitted by law.

			(c)	To the extent that Borrowers have or hereafter may
acquire (i) any immunity from jurisdiction of any court of the Commonwealth of Pennsylvania or any federal court sitting in Philadelphia, PA or from any legal process out of any such court (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or (ii) any objection to the laying of the venue or of an inconvenient forum of any suit, action or proceeding, if brought in the Commonwealth of Pennsylvania or Federal court sitting in Philadelphia, Pennsylvania under process served in accordance with subparagraph

(a) above, Borrowers hereby irrevocably waive such immunity or objection in respect of any suit, action or proceeding arising out of or relating to this Agreement or the Loans




	IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.


ATTEST:				VWR CORPORATION


By:    (Signature)            By  (Signature)
--------------------------    ----------------------------
George R. Ritter              Walter S. Sobon
Assistant Secretary           Vice President Finance

[CORPORATE SEAL]


ATTEST:                       VWR SCIENTIFIC OF CANADA LTD.


By:    (Signature)            By  (Signature)
--------------------------    ----------------------------
Deborah Corr                   Walter S. Sobon
Secretary                      Vice President

[CORPORATE SEAL]


                              SCIENTIFIC HOLDINGS CORP.


                              By  (Signature)
                              ----------------------------
                              George R. Ritter
                              Treasurer

[CORPORATE SEAL]


ATTEST:                       VWR SCIENTIFIC INTERNATIONAL CORPORATION


By:    (Signature)            By  (Signature)
--------------------------    ----------------------------
Deborah Corr                  Walter S. Sobon
Assistant Secretary           Vice President


[CORPORATE SEAL]




                              CORESTATES BANK, N.A., for itself and as Agent




                              By  (Signature)
                              ----------------------------
                              Joseph E. Herbst
                              Vice President


                              SEATTLE-FIRST NATIONAL BANK




                              By  (Signature)
                              ----------------------------
                              John Wilson
                              Vice President


                              BANK OF AMERICA CANADA




                              By  (Signature)
                              ----------------------------
                              Mark Ehlinger
                              Vice President & Manager


                              PNC BANK, NATIONAL ASSOCIATION



                              By    (Signature)
                              -------------------------------
                              Vicky Ziff
                              Vice President


(..continued)